EXHIBIT 99.2
EXHIBIT A

AMENDED AND RESTATED CREDIT AGREEMENT
dated as of
January 9, 2004,
As Amended and Restated as of November 7, 2008,
among
AMERICAN AXLE & MANUFACTURING, INC.,
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.,
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

J.P. MORGAN SECURITIES INC.
and
BANC OF AMERICA SECURITIES LLC,
as Joint Lead Arrangers and Joint Bookrunners

 2

3

4

SCHEDULES:
Schedule 2.01 Commitments
Schedule 3.05 Disclosed Matters
Schedule 3.11 Subsidiaries
Schedule 3.12 Material Properties
Schedule 6.02 Existing Liens
Schedule 6.04A Existing Investments
Schedule 6.04B Certain Permitted Investments
Schedule 6.05 Existing Transactions with Affiliates
Schedule 6.06 Existing Restrictions
EXHIBITS:
Exhibit A Form of Guarantee Agreement
Exhibit B Form of Assignment and Assumption
Exhibit C [Intentionally Omitted.]
Exhibit D Mandatory Costs Rate
Exhibit E Form of Collateral Agreement
Exhibit F Form of Collateral Value Certificate

     AMENDED AND RESTATED CREDIT AGREEMENT dated as of January 9, 2004, as amended and restated as of November 7, 2008, among AMERICAN AXLE & MANUFACTURING, INC., AMERICAN AXLE & MANUFACTURING HOLDINGS, INC., the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
          WHEREAS, pursuant to the Amendment and Restatement Agreement (such term, and other capitalized terms used herein, having the meanings set forth in Section 1.01 below) the Borrower has requested, and the Lenders and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth therein, that the Existing Credit Agreement be amended and restated in its entirety as provided herein effective upon satisfaction of the conditions set forth in the Amendment and Restatement Agreement thereof:
          NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
          “Account” means, collectively, (a) an “account” as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York or under other relevant law, (b) a “payment intangible” as such term is defined in the Uniform Commercial Code as in effect from time to time in the State of New York or under other relevant law, and (c) the Parent’s or any Subsidiary’s rights to payment for goods sold or leased or services performed or rights to payment in respect of any monetary obligation owed to the Parent or any Subsidiary, including all such rights evidenced by an account, note, contract, security agreement, chattel paper, or other evidence of indebtedness or security.
          “Acquired/Disposed EBITDA” means, with respect to any Acquired Entity or Business or any Sold Entity or Business (any of the foregoing, a “Pro Forma Entity”) for any period, the Consolidated Net Income of such Pro Forma Entity for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income for such Pro Forma Entity, the sum of (i) income tax expense for such period, (ii) gross interest expense for such period (including interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of Receivables), (iii) depreciation and amortization expense for such period, (iv) any special charges and any extraordinary or nonrecurring losses for such period and (v) other non-cash items reducing Consolidated Net Income for such period, and minus (b) without duplication and to the extent included in determining Consolidated Net Income, (i) interest income for such period, (ii) extraordinary or nonrecurring gains for such period and (iii) other noncash items increasing Consolidated Net Income for such period, all determined on a consolidated basis for such Pro Forma Entity in accordance with GAAP.
          “Acquired Entity or Business” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.
          “Adjusted EURIBO Rate” means, with respect to any Eurodollar Borrowing denominated in Euro for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the EURIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
          “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing (other than a Eurodollar Borrowing denominated in Euro) for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
          “Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Aggregate Revolving Credit Exposure” means, at any time, the sum of the total Class A Revolving Credit Exposure and total Class B Revolving Credit Exposure at such time.
          “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
          “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day), provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. If for any reason the Administrative Agent shall have determined that it is unable after due inquiry to ascertain the Federal

Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.
          “Alternative Currency” means Sterling or Euro.
          “Alternative Currency Borrowing” means a Borrowing comprised of Alternative Currency Loans.
          “Alternative Currency Equivalent” means, with respect to an amount in Dollars on any date in relation to a specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to such Alternative Currency on such date.
          “Alternative Currency Letter of Credit” means a Letter of Credit denominated in an Alternative Currency.
          “Alternative Currency Loan” means any Revolving Loan denominated in an Alternative Currency.
          “Amendment and Restatement Agreement” means the Amendment and Restatement Agreement dated as of November 7, 2008, among the Borrower, the Parent, the Lenders party thereto and the Administrative Agent.
          “Applicable Class A Percentage” means, at any time, with respect to any Class A Lender, the percentage of the total Class A Commitments represented by such Lender’s Class A Commitment at such time. If the Class A Commitments have terminated or expired, the Applicable Class A Percentages shall be determined based upon the Class A Commitments most recently in effect, giving effect to any assignments.
          “Applicable Class B Percentage” means, at any time, with respect to any Class B Lender, the percentage of the total Class B Commitments represented by such Lender’s Class B Commitment at such time. If the Class B Commitments have terminated or expired, the Applicable Class B Percentages shall be determined based upon the Class B Commitments most recently in effect, giving effect to any assignments.
          “Applicable Rate” means, for any day (a) with respect to any ABR Loan or Eurodollar Revolving Loan that is a Class A Revolving Loan or a Swingline Loan, or with respect to the commitment fees payable hereunder in respect of the Class A Commitments, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

	Index Debt		Eurodollar	Commitment
	Ratings	ABR Spread	Spread	Fee Rate
Category 1	≥ BB+/Ba1	3.50%	3.50%	0.500%
Category 2	≥ BB/Ba2	3.75%	3.75%	0.500%
Category 3	≥ BB-/Ba3	4.00%	4.00%	0.500%
Category 4	≥ B+/B1	4.50%	4.50%	0.500%
Category 5	= B/B2	5.00%	5.00%	0.750%
Category 6	<B/B2	5.50%	5.50%	0.750%
and (b) with respect to any ABR Loan or Eurodollar Revolving Loan that is a Class B Revolving Loan, or with respect to the commitment fees payable hereunder in respect of the Class B Commitments, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread”, “Eurodollar Spread” or “Commitment Fee Rate”, as the case may be, based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt:

	Index Debt		Eurodollar	Commitment
	Ratings	ABR Spread	Spread	Fee Rate
Category 1	≥ BBB-/Baa3	0.25%	1.25%	0.250%
Category 2	≥ BB+/Ba1	0.50%	1.50%	0.350%
Category 3	≥ BB/Ba2	1.00%	2.00%	0.375%
Category 4	≥ BB-/Ba3	1.25%	2.25%	0.400%
Category 5	≤ B+/B1	1.50%	2.50%	0.500%
          For purposes of the foregoing clauses (a) and (b), (i) if Moody’s shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be based on Moody’s senior implied rating in respect of the Borrower (or if Moody’s has not established such senior implied rating, Moody’s shall be deemed to have established a rating in Category 5); (ii) if S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Rate shall be based on S&P’s corporate credit rating in respect of the Borrower (or if S&P has not established such rating, S&P shall be deemed to have established a rating in Category 5); (iii) if the ratings established or deemed to have been established by Moody’s for the Index Debt (or Moody’s senior implied rating in respect of the Borrower, if applicable) and S&P for the Index Debt (or S&P’s corporate credit rating in respect of the Borrower, if applicable) shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iv) if the ratings established or deemed to have been established by Moody’s for the Index Debt (or Moody’s senior implied rating in respect of the Borrower, if applicable) and S&P for the Index Debt (or S&P’s corporate credit rating in respect of the Borrower, if applicable) shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.
          “Approved Fund” has the meaning assigned to such term in Section 9.04.
          “A/R and Inventory Amount” means, as of any date, the aggregate net book value as of such date of all Eligible Collateral consisting of accounts receivable (excluding accounts receivable owed by a Loan Party to a Loan Party, but including accounts receivable owed by a Subsidiary that is not a Loan Party to a Loan Party) and inventory, determined in accordance with GAAP.
          “Arrangers” means J.P. Morgan Securities Inc. and Banc of America Securities LLC, each in its capacity as joint lead arranger in respect of the credit facility established hereunder.
          “Asset Sale Event” means any sale, transfer or other disposition of Collateral outside the ordinary course of business, if any such Collateral was included for purposes of calculating the Collateral Value Amount then in effect and such sale, transfer or disposition will result in the release of such Collateral from the Liens granted under the Security Documents.
          “Assigned Dollar Value” shall have the meaning set forth in Section 2.21.
          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent.
          “Board” means the Board of Governors of the Federal Reserve System of the United States of America.

          “Borrower” means American Axle & Manufacturing, Inc., a Delaware corporation.
          “Borrowing” means (a) Revolving Loans of the same Class, currency and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.
          “Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.03.
          “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan or an Alternative Currency Loan the term “Business Day” shall also exclude any day on which dealings in foreign currencies and exchange between banks may not be carried on in London, England or New York, New York or, in the case of an Alternative Currency Loan denominated in Euro, any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is not open.
          “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
          “Cash Interest Expense Coverage Ratio” means, for any period of four consecutive fiscal quarters, the ratio of Consolidated EBITDA of the Parent for such period to Consolidated Cash Interest Expense of the Parent for such period.
          “Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the Restatement Effective Date), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Parent by Persons who were neither (i) nominated by the board of directors of the Borrower or the Parent nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Parent by any Person or group; (d) the failure of the Parent to own, directly or indirectly, all of the outstanding Equity Interests of the Borrower; (e) at any time that any Existing Subordinated Debt is outstanding, the occurrence of a Change of Control, as defined in the Indenture referred to in the definition of “Existing Subordinated Debt”; or (f) at any time that any Disqualified Equity Interest of the Parent or any Subsidiary is outstanding, the occurrence of any “change of control” (or similar event) shall occur that would require (or entitle any holder or holders thereof to require) the Parent or any Subsidiary to redeem or purchase any such Disqualified Equity Interest.

          “Change in Law” means (a) the adoption of any law, rule or regulation after the Restatement Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Effective Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Restatement Effective Date.
          “Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Class A Revolving Loans or Class B Revolving Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Class A Commitment or Class B Commitment, and, when used in reference to any Lender, refers to whether such Lender is a Class A Lender or a Class B Lender.
          “Class A Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Class A Maturity Date and the date of termination of the Class A Commitments.
          “Class A Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Class A Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Class A Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.22 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Class A Commitment as of the Restatement Effective Date is set forth on Schedule 2.01 (determined as provided in the Amendment and Restatement Agreement), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Class A Commitment, as applicable.
          “Class A Euro Limit” means an amount equal to $82,083,333.33.
          “Class A Lender” means a Lender with a Class A Commitment or Class A Revolving Credit Exposure.
          “Class A Maturity Date” means December 31, 2011.
          “Class A Revolving Credit Exposure” means, with respect to any Class A Lender at any time, the sum of (a) the outstanding principal amount of such Class A Lender’s Class A Revolving Loans denominated in Dollars at such time, (b) the Assigned Dollar Value of the outstanding principal amount of such Class A Lender’s Class A Revolving Loans denominated in an Alternative Currency at such time and (c) such Class A Lender’s LC Exposure and Swingline Exposure at such time.

          “Class A Revolving Loan” means (a) each Revolving Loan outstanding under (and as defined in) the Existing Credit Agreement as of the Restatement Effective Date as to which the Lender is a Class A Lender and (b) a Loan made on or after the Restatement Effective Date pursuant to Section 2.01(a).
          “Class A Sterling Limit” means an amount equal to $41,041,666.67.
          “Class B Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Class B Maturity Date and the date of termination of the Class B Commitments.
          “Class B Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Class B Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Class B Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Class B Commitment as of the Restatement Effective Date is set forth on Schedule 2.01 (determined as provided in the Amendment and Restatement Agreement), or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Class B Commitment, as applicable.
          “Class B Euro Limit” means an amount equal to $17,916,666.67.
          “Class B Lender” means a Lender with a Class B Commitment or Class B Revolving Credit Exposure.
          “Class B Maturity Date” means April 12, 2010.
          “Class B Revolving Credit Exposure” means, with respect to any Class B Lender at any time, the sum of (a) the outstanding principal amount of such Class B Lender’s Class B Revolving Loans denominated in Dollars at such time and (b) the Assigned Dollar Value of the outstanding principal amount of such Class B Lender’s Class B Revolving Loans denominated in an Alternative Currency at such time.
          “Class B Revolving Loan” means (a) each Revolving Loan outstanding under (and as defined in) the Existing Credit Agreement as of the Restatement Effective Date as to which the Lender is a Class B Lender and (b) a Loan made on or after the Restatement Effective Date pursuant to Section 2.01(b).
          “Class B Sterling Limit” means an amount equal to $8,958,333.33.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for any of the Secured Obligations.

          “Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Security Documents.
          “Collateral Agreement” means the Collateral Agreement among the Borrower, the Parent, the Subsidiary Loan Parties and the Collateral Agent substantially in the form of Exhibit E.
          “Collateral Requirement” means, at any time, the requirement that:
     (a) the Collateral Agent shall have received from each Loan Party either (i) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Restatement Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;
     (b) all Equity Interests of each Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Collateral Agreement (except that the Loan Parties shall not be required to pledge (i) more than 66% of the outstanding voting Equity Interests of any Foreign Subsidiary or (ii) Equity Interests of any NWO Subsidiary to the extent that such pledge requires the consent of any other holder of Equity Interests in such NWO Subsidiary and such consent has not been obtained, being understood that commercially reasonable efforts will be made by the Parent and the Subsidiaries to obtain such consent) and, to the extent required by the Collateral Agreement, the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided that, if any outstanding non-voting Equity Interests of a Foreign Subsidiary are, by their terms, able to be assigned or transferred (or required to be owned) only together with outstanding voting Equity Interests of such Foreign Subsidiary, then such non-voting Equity Interests shall be required to be pledged but only to the extent such voting Equity Interests are required to be pledged after taking into account clause (i) of this paragraph (b); provided that (A) any separate security agreement necessary under the laws of Brazil in order to obtain a valid perfected security interest in the Equity Interests of any Direct Foreign Subsidiary organized in Brazil shall not be required prior to the date that is 10 Business Days after the Restatement Effective Date and (B) upon execution and delivery of any such security agreement the Collateral Agent shall receive an opinion of local counsel in Brazil regarding such security agreement, reasonably satisfactory in form and substance to the Collateral Agent;
     (c) all Indebtedness of the Parent and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Collateral Agreement and the Collateral Agent shall have received all such promissory notes (together with any promissory note evidencing Indebtedness of any other Person owing to a Loan Party in a principal amount exceeding $10,000,000), together with undated instruments of transfer with respect thereto endorsed in blank; provided that (i) any such Indebtedness of a Foreign Subsidiary owing to a Loan Party shall not be required to be evidenced by a promissory note if, and for so long as, under the laws of the jurisdiction where such Foreign Subsidiary is organized, promissory notes are not recognized as an instrument for evidencing Indebtedness (it being understood that (A) any such Indebtedness shall, in any event, constitute Collateral and (B) if any promissory note or other instrument is created to evidence such Indebtedness, it shall be delivered to the Collateral Agent), and (ii) a Loan Party shall not be required to comply with this clause (c) prior to the date that is 10 Business Days after the Restatement Effective Date;
     (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Loan Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;
     (e) the Collateral Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) with respect to each Material Property, a policy or policies of title insurance issued by a nationally recognized title insurance company, in an amount reasonably acceptable to the Collateral Agent, insuring the Lien of the Mortgage with respect to such Material Property as a valid and enforceable first Lien on such Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Collateral Agent or the Required Lenders may reasonably request, (iii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors, and (iv) with respect to each Material Property, such land surveys, legal opinions of local counsel in the jurisdiction where such Material Property is located and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or Material Property; provided that, in the case of the Mortgaged Properties identified on Schedule 3.12, compliance with clause (i) above shall not be required prior to the date that is 10 Business Days after the Restatement Effective Date, and compliance with clauses (ii), (iii) and (iv) above shall not be required prior to the date that is 45 days after the Restatement Effective Date; and
     (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder, including those required by the Collateral Agreement.
          The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, if, and for so long as the Administrative Agent, in consultation with Parent and the Borrower, determines that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets (including extensions beyond the Restatement Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Restatement Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.
          It is understood that the requirements of this definition shall not be construed to require any Subsidiary that is not a Loan Party (including any Foreign Subsidiary) to grant any Lien on or otherwise pledge its assets to secure any of the Secured Obligations.
          “Collateral Value Amount” means, as of any date, the sum of (a) the A/R and Inventory Amount as of such date, the Foreign Subsidiary Obligations Amount as of such date, the Foreign Subsidiary Equity Amount as of such date plus the PP&E Amount as of such date, minus (b) the Priority Obligations Amount as of such date. The Collateral Value Amount at any time shall be determined by reference to the most recent Collateral Value Certificate delivered to the Administrative Agent, absent any demonstrable error therein.
          The A/R and Inventory Amount and the Foreign Subsidiary Obligations Amount shall be recalculated as of the last day of each month and reflected in the Collateral Value Certificate required to be delivered within 10 Business Days after the end of each month. The Foreign Subsidiary Equity Amount, the PP&E Amount and the Priority Obligations Amount shall be recalculated as of the last day of each fiscal quarter and reflected in the Collateral Value Certificate required to be delivered within 45 days after the end of each fiscal quarter. The Foreign Subsidiary Debt component used to calculate the Pledged Equity Value of any Direct Foreign Subsidiary shall be recalculated (and the Foreign Subsidiary Equity Amount adjusted to reflect such recalculated Foreign Subsidiary Debt component) in connection with each increase in the Foreign Subsidiary Debt in respect of a Direct Foreign Subsidiary that would, if recalculated, result in a decrease in the Foreign Subsidiary Equity Amount, after giving effect to such increase and any other payments then being made, and reflected in the Collateral Value Certificate required to be delivered in connection with each such increase in Foreign Subsidiary Debt; provided that no such recalculation shall be required if the aggregate increase in the Foreign Subsidiary Debt of all Foreign Subsidiaries does not exceed $20,000,000. The

Collateral Value Amount shall be recalculated in connection with each Asset Sale Event by reducing the relevant component or components thereof by the amounts included therein that are attributable to the Collateral included in such Asset Sale Event, and such reductions shall be reflected in the Collateral Value Certificate required to be delivered in connection with each Asset Sale Event. Except for the calculations required above in connection the delivery of a Collateral Value Certificate, the other components of the Collateral Value Amount are not required to be recalculated in connection with such Collateral Value Certificate and shall remain the same as when calculated in connection with the previous Collateral Value Certificate, absent any demonstrable error therein.
          “Collateral Value Certificate” means a certificate, substantially in the form of Exhibit F, setting forth the Borrower’s computation of the Collateral Value Amount. Each such certificate shall be signed on behalf of the Borrower by a Financial Officer.
          “Commitment” means a Class A Commitment or a Class B Commitment.
          “Consolidated Cash Interest Expense” means, for any period, the excess of (a) the sum, without duplication, of (i) the interest expense of the Parent and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, (ii) any interest or other financing costs becoming payable during such period in respect of Indebtedness of the Parent or its consolidated Subsidiaries to the extent such interest or other financing costs shall have been capitalized (excluding fees paid in connection with the Restatement Transactions) rather than included in consolidated interest expense for such period in accordance with GAAP and (iii) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period, minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period and (ii) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of debt discounts or accrued interest payable in kind for such period.
          “Consolidated EBITDA” means, of any Person for any period, Consolidated Net Income of such Person for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) income tax expense for such period, (ii) gross interest expense for such period (including interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of Receivables), (iii) depreciation and amortization expense for such period, (iv) any special charges and any extraordinary or nonrecurring losses for such period and (v) other non-cash items reducing such Consolidated Net Income for such period, and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, (i) interest income for such period, (ii) extraordinary or nonrecurring gains for such period and (iii) other noncash items increasing such Consolidated Net Income for such period, all determined on a consolidated basis in accordance with GAAP; provided, that for purposes of determining the Secured Leverage Ratio and Total Leverage Ratio only, (A) there shall be included in determining the Consolidated EBITDA of the Parent for any period the

Acquired/Disposed EBITDA of any Person, property, business or asset acquired outside the ordinary course of business during or after the end of such period by the Parent or a Subsidiary, to the extent not subsequently sold, transferred or otherwise disposed of by the Parent or a Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired/Disposed EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (B) there shall be excluded in determining Consolidated EBITDA of the Parent for any period the Acquired/Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of outside the ordinary course of business by the Parent or any Subsidiary during or after the end of such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) based on the actual Acquired/Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition). Unless the context otherwise requires, references to Consolidated EBITDA shall be construed to mean Consolidated EBITDA of the Parent.
          “Consolidated Net Income” means, of any Person for any period, the net income or loss of such Person for such period determined on a consolidated basis in accordance with GAAP. Unless the context otherwise requires, references to Consolidated Net Income shall be construed to mean Consolidated Net Income of the Parent.
          “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Copyright” has the meaning specified in the Collateral Agreement.
          “Copyright Security Agreement” has the meaning specified in the Collateral Agreement.
          “Credit Event” means the borrowing of any Loan or the issuance of any Letter of Credit or any amendment to a Letter of Credit increasing the amount available thereunder.
          “Cumulative Income Amount” means, as of any date of determination, (a) an amount equal to 50% of the Consolidated Net Income of the Parent for each fiscal year (if any) ended on or after December 31, 2008, and prior to such date of determination for which financial statements have been delivered pursuant to Section 5.01 and for which Consolidated Net Income is a positive amount, reduced by (b) 100% of Consolidated Net Income of the Parent for each such fiscal year ended during such period for which Consolidated Net Income is a loss.
          “Currency Equivalent” means the Dollar Equivalent or the Alternative Currency Equivalent, as the case may be.

          “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
          “Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the Issuing Bank, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
          “Denomination Date” means, in relation to any Alternative Currency Borrowing, the date that is three Business Days before the date such Borrowing is made.
          “Direct Foreign Subsidiary” means any Foreign Subsidiary the Equity Interests in which are owned directly by a Loan Party.
          “Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.05.
          “Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:
     (a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

     (b) is convertible or exchangeable at the option of the holder thereof for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or
     (c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;
in each case, on or prior to the Class A Maturity Date; provided, however, that an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase or otherwise retire such Equity Interest upon the occurrence of an “asset sale” or a “change of control” shall not constitute a Disqualified Equity Interest.
          “Dollar Letter of Credit” means a Letter of Credit denominated in Dollars.
          “Dollars” or “$” refers to lawful money of the United States of America.
          “Dollar Equivalent” means, with respect to any amount of an Alternative Currency on any date, the amount of Dollars that may be purchased with such amount of the Alternative Currency at the Spot Exchange Rate with respect to the Alternative Currency on such date.
          “Effective Date” means the “Effective Date” as defined in the Existing Credit Agreement.
          “Eligible Collateral” means Collateral with respect to which the Collateral Requirement has been satisfied; provided that, solely for purposes of determining “Eligible Collateral”, (i) the Collateral Requirement with respect to Mortgaged Properties identified on Schedule 3.12 shall be deemed satisfied on the Restatement Effective Date (but shall no longer be deemed satisfied with respect to a Mortgaged Property if the requirement specified in clause (e)(i) of the definition of “Collateral Requirement” remains unsatisfied at the end of the period allowed pursuant to the proviso thereto, unless and until such requirement is actually satisfied) and (ii) the Collateral Requirement with respect to the pledge of Equity Interests of a Foreign Subsidiary shall be deemed satisfied if the only requirement that is not satisfied is the taking of any action that may be required under the laws of the jurisdiction where such Foreign Subsidiary is organized and the Administrative Agent has determined, pursuant to the last paragraph of the definition of “Collateral Requirement”, that the taking of such action is not required.
          “EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to, or operation of the Euro in one or more member states.
          “Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued,

promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources or the management, release or threatened release of any Hazardous Material.
          “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
          “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA, with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA), applicable to such Plan, whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) and the Parent or ERISA Affiliate, as applicable, fails to make required contributions for a plan year with respect to such Plan by the annual due date for such contribution as determined under Section 303(j) of ERISA, (e) the incurrence by the Parent or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan, (f) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (g) the incurrence by the Parent or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the withdrawal or partial withdrawal of the Parent or any ERISA Affiliate from any Plan or Multiemployer Plan, (h) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or in endangered or critical status, within the meaning of Section 305 of ERISA, (i) the occurrence of a “prohibited transaction” with respect to which the Parent or any of the Subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which the Parent or any such Subsidiary could otherwise be liable or (j) any Foreign Benefit Event.
          “EURIBO Rate” means, with respect to any Eurodollar Borrowing denominated in Euro for any Interest Period, the Euro interbank offered rate per annum determined by reference to the Banking Federation of the European Union for deposits with a maturity comparable to such Interest Period denominated in Euro, as reflected on page 248 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Euro in the European interbank market) at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Euro deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “EURIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Euro deposits equal to the Dollar Equivalent of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the European interbank market at approximately 10:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
          “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as applicable.
          “Euro” means the single currency of the Participating Member States of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.
          “Event of Default” has the meaning assigned to such term in Article VII.
          “Excluded Guarantee” means any Guarantee by any Loan Party of (a) any Indebtedness of a Foreign Subsidiary, to the extent such Guarantee relates to (i) Indebtedness that is outstanding on the Restatement Effective Date or is incurred under (and within the limits of the amount of) a line of credit in a specified amount that is in effect on the Restatement Effective Date or (ii) any renewal or replacement after the Restatement Effective Date of Indebtedness that, as of the Restatement Effective Date, is permitted by clause (i) above (without increasing the amount permitted), and (b) obligations under leases and similar obligations incurred in the ordinary course of business consistent with past practices and/or industry practices that do not constitute Indebtedness.
          “Excluded Subsidiary” means, at any time, any Subsidiary affected by an event referred to in clause (i), (j) or (k) of Article VII at such time that would constitute an Event of Default if such Subsidiary was not an “Excluded Subsidiary”; provided, that (a) no Loan Party shall be an Excluded Subsidiary and (b) a Subsidiary shall not be an Excluded Subsidiary if such Subsidiary (on a consolidated basis with all other Excluded Subsidiaries affected by an event referred to in clause (i), (j) or (k) of Article VII and their respective subsidiaries) (i) account for more than 5% of Total Assets of the Parent or (ii) account for more than 5% of the consolidated revenues of the Parent and the Subsidiaries for the most recently ended period of four consecutive fiscal quarters for which financial statements are available, in each case, determined in accordance with GAAP.
          “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income, franchise or similar Taxes imposed on (or measured by) its net income or, in the case of franchise or similar Taxes, gross receipts, by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or in which such Lender is otherwise doing business, (b) any branch profits Taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding Tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 2.16(a), (d) any Taxes attributable to a failure by a Lender, the Administrative Agent or an Issuing Bank to comply with Section 2.16(e) and (e) any withholding Taxes imposed as a result of a change in the circumstances of such Lender or Issuing Bank after becoming a Lender or Issuing Bank hereunder, other than a Change in Law.
          “Existing Convertible Notes” means the 2% senior convertible notes due 2024 issued pursuant to the Indenture, dated as of February 11, 2004, between the Parent and BNY Midwest Trust Company, as trustee.
          “Existing Debt Securities” means the Existing Senior Notes and the Existing Convertible Notes, in each case outstanding as of the Restatement Effective Date.
          “Existing Credit Agreement” means the Credit Agreement, dated as of January 9, 2004, as amended and in effect immediately prior to the Restatement Effective

Date, among the Borrower, the Parent, the several lenders party thereto and the Administrative Agent.
          “Existing Letters of Credit” means letters of credit outstanding under the Original Credit Agreement on and as of the Effective Date.
          “Existing Senior Notes” means (a) the 5.25% senior notes due 2014 issued pursuant to the Indenture, dated as of February 11, 2004, between the Borrower, the Parent and BNY Midwest Trust Company, as trustee, outstanding as of the Restatement Effective Date, and (b) the 7.875% senior notes due 2017 issued pursuant to the Indenture, dated as of February 27, 2007, among the Borrower, the Parent and The Bank of New York Trust Company, N.A., as trustee, outstanding as of the Restatement Effective Date.
          “Existing Senior Notes Indentures” means the indentures pursuant to which the Existing Senior Notes were issued.
          “Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided, that if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be the same as that for the next preceding Business Day.
          “Fee Receiver” means any Person that receives, or through a participating interest participates in, any payments of fees under Section 2.11(a) or Section 2.11(b) of this Agreement or under Section 5 of the Amendment and Restatement Agreement.
          “Financial Officer” means, with respect to the Parent or the Borrower, the chief financial officer, principal accounting officer, treasurer or controller thereof, as applicable.
          “Foreign Benefit Event” means, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan, (d) the incurrence of any liability by the Parent or any Subsidiary under applicable law on account of the complete or partial termination of such Foreign Pension Plan or the complete or partial withdrawal of any participating employer therein, in each case except as could not reasonably be expected to result in a Material Adverse Effect or (e) the occurrence of any transaction that is prohibited under any applicable law and that could reasonably be expected to result in the incurrence of any liability by the Parent or any Subsidiary, or the imposition on the Parent or any Subsidiary of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in each case except as could not reasonably be expected to result in a Material Adverse Effect.
          “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
          “Foreign Pension Plan” means any benefit plan that under applicable law of any jurisdiction other than the United States is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority and that would constitute a defined benefit pension plan under U.S. law.
          “Foreign Subsidiary” means (a) any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia and (b) any Subsidiary, organized under the laws of any jurisdiction, of a Subsidiary described in clause (a) above.
          “Foreign Subsidiary Debt” means, in respect of any Direct Foreign Subsidiary as of any date, the amount of Indebtedness that would be reflected on a consolidated balance sheet of such Direct Foreign Subsidiary as of such date in accordance with GAAP.
          “Foreign Subsidiary Equity Amount” means, as of any date, the sum of the Pledged Equity Values of each of the Direct Foreign Subsidiaries as of such date, excluding any Pledged Equity Value that is not a positive amount.
          “Foreign Subsidiary Obligations Amount” means, as of any date, the excess (if any) of (a) outstanding principal amount of all obligations (other than those that are contractually subordinated to other obligations or constitute accounts receivable for purposes of the A/R and Inventory Amount) in respect of loans, advances, other indebtedness, royalties, management fees and service fees accrued and owing by Foreign Subsidiaries to Loan Parties and included in the Eligible Collateral as of such date, over (b) the outstanding principal amount of all obligations in respect of loans, advances, other indebtedness, royalties, management fees and service fees accrued and owing by Loan Parties to Foreign Subsidiaries as of such date.
          “GAAP” means generally accepted accounting principles in the United States of America.
          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations entered into in connection with any acquisition or disposition of assets permitted under this Agreement.
          “Guarantee Agreement” means the Guarantee Agreement, substantially in the form of Exhibit A, among the Borrower, the Guarantors and the Administrative Agent.
          “Guarantors” means, as of any date, the Parent and each Subsidiary Loan Party that is a party to the Guarantee Agreement as a guarantor thereunder as of such date.
          “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Historical SEC Reports” means the Form 10-K filed by the Parent with the SEC in connection with the fiscal year ended December 31, 2007 and any form 10-Q or Form 8-K filed by the Parent with the SEC prior to October 16, 2008.
          “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid (excluding current accounts payable incurred in the ordinary course of business), (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) Receivables Financing Debt. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor; provided, that if the sole asset of such Person is its ownership interest in such other entity, the amount of such Indebtedness shall be deemed equal to the value of such ownership interest. For the avoidance of doubt, the Indebtedness of the Borrower or any other Subsidiary shall not include any obligations of the Borrower or such other Subsidiary arising in the ordinary course of business from the establishment, offering and maintenance by the Borrower or such other Subsidiary, as the case may be, of trade payables financing programs under which suppliers to the Borrower or such other Subsidiary, as the case may be, can request accelerated payment from one or more designated financial institutions; provided, that (i) the Borrower or such other Subsidiary, as the case may be, reimburses the designated financial institution or institutions for such accelerated payment on the date specified in the purchase terms and conditions previously agreed upon by the applicable supplier and the Borrower or such other Subsidiary, as the case may be and (ii) had such financial institution or institutions not paid such obligations to the applicable supplier, such obligations would have been required to be classified as a trade payable in the consolidated financial statements of the Borrower or such other Subsidiary, as the case may be, prepared in accordance with GAAP.
          “Indemnified Taxes” means Taxes other than Excluded Taxes.
          “Index Debt” means senior, unsecured, long-term indebtedness for borrowed money of the Borrower or the Parent, as the case may be, that is not guaranteed by any other Person (other than a Guarantor or the Borrower) or subject to any other credit enhancement.
          “Intellectual Property” has the meaning specified in the Collateral Agreement.
          “Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.07.
          “Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Loan with an

Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.
          “Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the date that is 21 days thereafter or on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or such other period agreed to by each Lender participating in such Borrowing), as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that is measured in months and that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
          “International Holdco” means AAM International Holdings, Inc., a Delaware corporation.
          “Issuing Bank” means (a) JPMorgan Chase Bank, N.A., in its capacity as an issuer of Letters of Credit hereunder, (b) any other Class A Lender that agrees in writing with the Borrower to become an issuer of Letters of Credit hereunder (with notice to the Administrative Agent), and (c) their respective successors in such capacity as provided in Section 2.05(i). An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
          “LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
          “LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Dollar Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements denominated in Dollars that have not yet been reimbursed by or on behalf of the Borrower at such time plus (c) the Assigned Dollar Value of the aggregate undrawn amount of all outstanding Alternative Currency Letters of Credit at such time plus (d) the Assigned Dollar Value of the aggregate amount of all LC Disbursements denominated in an Alternative Currency that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Class A Lender at any time shall be its Applicable Class A Percentage of the total LC Exposure at such time.

          “Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.
          “Letter of Credit” means any letter of credit issued pursuant to this Agreement (whether a standby letter of credit, a commercial letter of credit or otherwise). The Existing Letters of Credit shall be deemed to be issued pursuant to this Agreement on the Effective Date and shall be considered Letters of Credit hereunder.
          “LIBO Rate” means, with respect to any Eurodollar Borrowing denominated in Dollars or Sterling for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar or Sterling deposits, as the case may be, in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar or Sterling deposits, as applicable, with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which Dollar or Sterling deposits, as applicable, of $5,000,000 (or the Dollar Equivalent, if applicable) and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Lien Basket Amount” means, as of any date, an amount equal to 10% of “Consolidated Net Tangible Assets” (within the meaning of the Existing Senior Notes Indentures) as of such date.
          “Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
          “Loan Parties” means the Parent, the Borrower and the Subsidiary Loan Parties.

          “Loan Documents” means this Agreement, the Guarantee Agreement, the Security Documents and the Amendment and Restatement Agreement.
          “Local Time” means (a) with respect to any Loan, Borrowing or Letter of Credit denominated in Dollars, New York City time and (b) with respect to any Loan, Borrowing or Letter of Credit denominated in any Alternative Currency, London time.
          “Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, or financial condition of the Parent and the Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its material obligations under the Loan Documents or (c) the validity and enforceability of any Loan Document, or the rights and remedies of the Lenders hereunder or under any other Loan Document, taken as a whole.
          “Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent and its Subsidiaries in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
          “Material Properties” means (a) those Mortgaged Properties designated on Schedule 3.12 as Material Properties and (b) each other Mortgaged Property with respect to which a Mortgage is granted pursuant to Section 5.11 after the Restatement Effective Date.
          “Material Subsidiary” means, as of any date, any Subsidiary (other than the Borrower, a Foreign Subsidiary or a Receivables Subsidiary) that either (a) accounts (together with its subsidiaries on a consolidated basis) for more than 10% of Total Assets of the Parent or (b) accounts (together with its subsidiaries on a consolidated basis) for more than 10% of the consolidated revenues of the Parent and the Subsidiaries for the most recently ended period of four consecutive fiscal quarters for which financial statements are available, in each case, determined in accordance with GAAP.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Mortgage” means a mortgage, deed of trust, assignment of leases and rents or other Security Document granting a Lien on any Mortgaged Property to secure any of the Secured Obligations. Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.
          “Mortgaged Property” means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 3.12 as a Mortgaged Property, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11.

          “Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is, or within any of the preceding five plan years was, sponsored, maintained or contributed to, or required to be sponsored, maintained or contributed to, by the Parent or any ERISA Affiliate.
          “Non-Consenting Lender” means, in the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 9.02 or all the Lenders with respect to a certain Class of the Loans and (iii) the Required Lenders or a majority in interest of such Class have agreed to such consent, waiver or amendment, any Lender who does not agree to such consent, waiver or amendment.
          “NWO Subsidiary” means any Subsidiary of the Borrower with respect to which (except for directors’ qualifying shares) the Borrower owns, directly or indirectly, Equity Interests representing less than 100% of the outstanding Equity Interests and less than 100% of the outstanding voting Equity Interests; provided that a Subsidiary shall not be a “NWO Subsidiary” if (a) such Subsidiary was a Subsidiary Loan Party before it met the foregoing criteria for becoming a “NWO Subsidiary”, unless such Subsidiary became a “NWO Subsidiary” pursuant to a transfer of all Equity Interests in such Subsidiary owned, directly or indirectly, by the Borrower to a NWO Subsidiary, in accordance with this Agreement or (b) such Subsidiary is not prohibited from guaranteeing the Secured Obligations (it being understood that the Parent and the Subsidiaries will exercise reasonable efforts (which shall not include undue costs or expenses) to obtain any consent or approval necessary to avoid any such prohibition).
          “Original Credit Agreement” means the Credit Agreement, dated as of October 27, 1997, among the Borrower, the Parent, the several lenders party thereto and JPMorgan Chase Bank, as administrative agent, as amended and in effect immediately prior to the Effective Date.
          “Other Taxes” means any and all present or future stamp, documentary Taxes and any other excise, or property, intangible, recording, filing or similar Taxes which arise from any payment made under, from the execution, delivery, or registration of, or from the receipt or perfection of a security interest under, enforcement of, or otherwise with respect to, any Loan Document.
          “Parent” means American Axle & Manufacturing Holdings, Inc., a Delaware corporation.
          “Participant” has the meaning set forth in Section 9.04.
          “Participant Register” has the meaning specified in Section 9.04.
          “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          “Perfection Schedule” has the meaning specified in the Collateral Agreement.
          “Permitted Acquisition” means any acquisition by the Borrower or any other Subsidiary of all or substantially all the assets of, or all the Equity Interests in, a Person or division or line of business of a Person if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) the business of such acquired Person or division or line of business shall comply with the permitted businesses of the Borrower and the other Subsidiaries as provided in Section 6.03(b), (c) the portion of the fair market value of the consideration paid or delivered by any Loan Parties for such acquisition (excluding Equity Interests of the Parent) that is attributable to investments in Persons (whether or not Subsidiaries) that do not become Loan Parties as a result of such acquisition but in which the Borrower or any other Subsidiary shall own, directly or indirectly, any investment as a result of such acquisition (including the investment in the Person acquired, if it is not a Subsidiary Loan Party) are treated, at the time of such acquisition, as investments in such Person pursuant to Section 6.04 and are permitted to be made thereunder at such time (other than pursuant to the clause thereof that permits Permitted Acquisitions), (d) the Parent would have been in compliance with the covenant contained in Section 6.09 as of the last day of the most recently ended fiscal quarter of the Parent for which financial statements are available (the “Test Date”), determined as provided below, and (e) except for any acquisition (or series of related acquisitions) involving consideration (excluding Equity Interests of the Parent) exceeding $20,000,000, the Borrower has delivered to the Administrative Agent a certificate executed by a Financial Officer to the effect set forth in clauses (a), (b), (c) and (d) above, together with all relevant financial information for the Person or assets to be acquired and reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (d) above and compliance with Section 6.01 in respect of any Indebtedness resulting from such acquisition. For purposes of clause (d) above, compliance with Section 6.09 shall be determined as though such acquisition, and each other acquisition of an Acquired Entity or Business consummated subsequent to the Test Date, had occurred on the Test Date, and as though the sale or disposition of any Sold Entity or Business sold or disposed of subsequent to the Test Date had been sold or disposed of on the Test Date.
          “Permitted Encumbrances” means:
     (a) Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
     (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s construction, artisan’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.04;
     (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations;
     (d) deposits to secure or in connection with the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
     (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article VII;
     (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Parent or any Subsidiary;
     (g) Liens arising by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with creditor depository institution; and
     (h) landlord’s Liens under leases of property to which the Parent or a Subsidiary is a party;
provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.
          “Permitted Fee Receiver” means any Fee Receiver that, with respect to any fees paid under Section 2.11(a) or Section 2.11(b) of this Agreement or under Section 5 of the Amendment and Restatement Agreement, delivers to the Borrower and the Administrative Agent, on or prior to the date on which such Fee Receiver becomes a party hereto (and from time to time thereafter upon the request of the Borrower and the Administrative Agent, unless such Fee Receiver becomes legally unable to do so solely as a result of a Change in Law after becoming a party hereto), accurate and duly completed copies (in such number as requested) of one or more of Internal Revenue Service Forms W-9, W-8ECI, W-8EXP, W-8BEN or W-8IMY (together with, if applicable, one of the aforementioned forms duly completed from each direct or indirect beneficial owner of such Fee Receiver) or any successor form thereto that entitles such Fee Receiver to a complete exemption from U.S. withholding Tax on such payments (provided that, in the case of the Internal Revenue Service Form W-8BEN, a Fee Receiver providing such form shall qualify as a Permitted Fee Receiver only if such form establishes such exemption on the basis of the “business profits” or “other income” articles of a tax treaty to which the United States is a party and provides a U.S. taxpayer identification number), in each case together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine whether such Fee Receiver is entitled to such complete exemption.

          “Permitted Investments” means:
     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency or instrumentality thereof to the extent such obligations are backed by the full faith and credit of the United States of America),
     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 by S&P or P-1 by Moody’s;
     (c) investments in certificates of deposit, banker’s acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) any Lender, (ii) any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or any foreign country recognized by the United States of America which has a combined capital and surplus and undivided profits of not less than $250,000,000 (or the foreign currency equivalent thereof) or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof;
     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clauses (a), (e) and (f) of this definition of “Permitted Investments” and entered into with a financial institution satisfying the criteria described in clause (c) above;
     (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;
     (f) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or Moody’s;
     (g) in the case of any Foreign Subsidiary, (i) direct obligations of the sovereign nation (or any agency thereof) in which such Subsidiary is organized and is conducting business or in obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), (ii) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (iii) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors (or the parents of such obligors), which investments of obligors (or the parents of such obligors) are not rated as provided in such clauses or in clause (ii) above but which are, in the reasonable judgment of the Parent and the Borrower, comparable in investment quality to such investments and obligors (or the parents of such obligors);
     (h) shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (f) above; and
     (i) time deposit accounts, certificates of deposits and money market deposits in an aggregate face amount not in excess 1% of Total Assets of the Parent as of the end of the Parent’s most recently completed fiscal year.
          “Permitted Receivables Financing” means transactions pursuant to which the Parent or one or more of the Subsidiaries (or a combination thereof) realizes cash proceeds in respect of Receivables and Related Security by selling or otherwise transferring such Receivables and Related Security (on a non-recourse basis with respect to the Parent and the Subsidiaries, other than Standard Securitization Undertakings) to one or more Receivables Subsidiaries, and such Receivables Subsidiary or Receivables Subsidiaries realize cash proceeds in respect of such Receivables and Related Security; provided that the Parent or the Borrower shall deliver to the Administrative Agent copies of all documentation entered into in connection with any such transaction.
          “Permitted Refinancing Indebtedness” means any Indebtedness (other than any Indebtedness incurred under this Agreement) of the Parent or a Subsidiary, issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), Indebtedness of the Parent or such Subsidiary, as the case may be, that is permitted by this Agreement to be Refinanced; provided that:
     (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus all refinancing expenses incurred in connection therewith, including, without limitation, any related fees and expenses, make-whole amounts, original issue discount, unpaid accrued interest and premium thereon);
     (b) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to (and the maturity of such Permitted Refinancing Indebtedness is no earlier than) that of the Indebtedness being Refinanced;
     (c) if the Indebtedness being Refinanced is subordinated in right of payment to any of the Secured Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Secured Obligations on terms at least as favorable, taken as a whole, to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced; provided that a certificate of an officer of the Borrower delivered to the Administrative Agent at least ten (10) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such subordination terms or drafts of the documentation relating thereto, stating that (i) the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement and (ii) unless the Administrative Agent disagrees by a specified date (as provided below), such terms and conditions shall be permitted, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
     (d) no Permitted Refinancing Indebtedness shall have different obligors than the Indebtedness being Refinanced; and
     (e) in the case of a Refinancing of Restricted Debt or Term Loans, the terms of such Permitted Refinancing Indebtedness shall be no less favorable taken as a whole to the Parent and the Subsidiaries than the terms of the Indebtedness being Refinanced; provided that (i) a certificate of an officer of the Borrower is delivered to the Administrative Agent at least ten (10) Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that (A) the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement and (B) unless the Administrative Agent disagrees by a specified date (as provided below), such terms and conditions shall be permitted, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (ii) the pricing terms may be less favorable so long as it is being refinanced at the then-prevailing market price; provided further that Permitted Refinancing Indebtedness incurred to Refinance the Term Loans may be less favorable to the Parent and the Subsidiaries but shall not be less favorable, taken as a whole, to the Parent and the Subsidiaries than the terms of this Agreement.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

          “Pledged Equity Value” means, in respect of any Direct Foreign Subsidiary as of any date, an amount equal to (a) (i)the amount determined by multiplying (A) the Consolidated EBITDA of such Direct Foreign Subsidiary for the period of four consecutive fiscal quarters most recently ended on or prior to such date, by (B) 4, minus (ii) the Foreign Subsidiary Debt in respect of such Direct Foreign Subsidiary as of such date, multiplied by (b) the percentage that (i) the outstanding Equity Interests in such Direct Foreign Subsidiary included in the Eligible Collateral as of such date represents of (ii) the total outstanding Equity Interests in such Direct Foreign Subsidiary.
          “PP&E Amount” means, as of any date, the net book value as of such date of all Eligible Collateral consisting of Mortgaged Property and equipment, determined in accordance with GAAP; provided that the portion of the PP&E Amount attributable to all such Collateral that constitutes Restricted Property shall be the lesser of (a) the net book value thereof as of such date and (b) the Lien Basket Amount as of such date.
          “Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A., as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.
          “Priority Obligations Amount” means, as of any date, the outstanding amount of Indebtedness or other monetary obligations (other than the Secured Obligations) secured by Liens on any Collateral included in determining the Collateral Value Amount, to the extent such Liens are prior to the Liens on such Collateral securing the Secured Obligations.
          “Receivable” means an Account owing to the Parent or any Subsidiary (before its transfer to a Receivables Subsidiary), whether now existing or hereafter arising, together with all cash collections and other cash proceeds in respect of such Account, including all yield, finance charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.
          “Receivables Financing Debt” means, as of any date with respect to any Receivables Subsidiary and any Permitted Receivables Financing, the amount of the outstanding uncollected Receivables subject to such Permitted Receivables Financing that would be required for such Receivables Subsidiary to discharge all principal obligations to financing parties (and would not be returned, directly or indirectly, to the Parent or the Borrower) if all such Receivables were to be collected at such date and such Permitted Receivables Financing were to be terminated at such date.
          “Receivables Subsidiary” means a wholly owned Subsidiary that does not engage in any activities other than participating in one or more Permitted Receivables Financings and activities incidental thereto; provided that (a) such Subsidiary does not have any Indebtedness other than Indebtedness incurred pursuant to a Permitted Receivables Financing owed to financing parties (including the Parent or the applicable seller of Receivables) supported by Receivables and Related Security and (b) neither the

Parent nor any Subsidiary Guarantees any Indebtedness or other obligation of such Subsidiary, other than Standard Securitization Undertakings.
          “Register” has the meaning set forth in Section 9.04.
          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
          “Related Security” means, with respect to any Receivables subject to a Permitted Receivables Financing, all assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables, including all collateral securing such Receivables, all contracts and all Guarantee or other obligations in respect of such Receivables, and all proceeds of such Receivables.
          “Required Lenders” means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% of the sum of the total Aggregate Revolving Credit Exposure and unused Commitments at such time.
          “Restatement Effective Date” has the meaning set forth in the Amendment and Restatement Agreement.
          “Restatement Transactions” means (a) the execution, delivery and performance by the Parent and the Borrower of the Amendment and Restatement Agreement, (b) the amendment and restatement of the Existing Credit Agreement as provided in the Amendment and Restatement Agreement, (c) the execution, delivery and performance by the Loan Parties of the Loan Documents, and (d) the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit.
          “Restricted Debt” means (a) any Existing Debt Securities and (b) any other Indebtedness (other than Indebtedness owed to the Parent or a Subsidiary) of any Loan Party that (i) matures on or after the date that is one year prior to the Class A Maturity Date and (ii) is unsecured or is secured by a Lien on Collateral that is junior to the Lien thereon granted under the Loan Documents.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Parent or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent or any Subsidiary.
          “Restricted Property” means any “Operating Property” or “shares of capital stock or Debt issued by any Restricted Subsidiary and owned by the Company or Holdings or any Restricted Subsidiary”, in each case within the meaning of the Existing Senior Notes Indentures.

          “Revaluation Date” means, (a) with respect to an Alternative Currency Borrowing, (i) each date that is three Business Days before an Interest Payment Date with respect to such Borrowing and (ii) if the Borrower elects a new Interest Period prior to the end of the existing Interest Period with respect to such Borrowing, the date of commencement of such new Interest Period and (b) with respect to an Alternative Currency Letter of Credit, each date that is the first Monday following the fourth Saturday of each month or, if such date is not a Business Day, the next succeeding Business Day.
          “Revolving Borrowing” means a Borrowing comprised of Revolving Loans.
          “Revolving Credit Exposures” means Class A Revolving Credit Exposure and Class B Revolving Credit Exposure.
          “Revolving Loan” means a Class A Loan or Class B Loan.
          “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
          “Secured Leverage Ratio” means, on any date, the ratio of (a) Total Priority Indebtedness as of such date to (b) Consolidated EBITDA of the Parent for the period of four consecutive fiscal quarters of the Parent ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent most recently ended prior to such date).
          “Secured Obligations” has the meaning assigned to such term in the Collateral Agreement.
          “Secured Obligations Amount” means, as of any date, the sum of (a) the Aggregate Revolving Credit Exposure as of such date and (b) the aggregate principal amount of Term Loans outstanding as of such date, in each case after giving effect to any borrowings and payments being made on such date and any issuance, amendment or termination of any Letter of Credit on such date.
          “Security Documents” means the Collateral Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.09 or 5.10 to secure any of the Secured Obligations.
          “Sold Entity or Business” has the meaning assigned to such term in the definition of “Consolidated EBITDA”.
          “Spot Exchange Rate” means, on any day, (a) with respect to any Alternative Currency in relation to Dollars, the spot rate at which Dollars are offered on such day for such Alternative Currency which appears on page FXFX of the Reuters Screen at approximately 11:00 a.m., London time (and if such spot rate is not available on the applicable page of the Reuters Screen, such spot rate as is quoted by the Administrative Agent to major money center banks at approximately 11:00 a.m., New

York City time) and (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such day for Dollars which appears on page FXFX of the Reuters Screen at approximately 11:00 a.m., London time (and if such spot rate is not available on the applicable page of the Reuters Screen, such spot rate as is quoted by the Administrative Agent to major money center banks at approximately 11:00 a.m., New York City time). For purposes of determining the Spot Exchange Rate in connection with an Alternative Currency Borrowing, such Spot Exchange Rate shall be determined as of the Denomination Date for such Borrowing with respect to the transactions in the applicable Alternative Currency that will settle on the date of such Borrowing.
          “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities made by the Parent or any of the Subsidiaries in connection with a Permitted Receivables Financing that are customary for accounts receivables securitization financings; provided that Standard Securitization Undertakings shall not include any Guarantee of any Indebtedness or collectability of any Receivables.
          “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate or the Adjusted EURIBO Rate for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Sterling” means lawful money of the United Kingdom.
          “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
          “Subsidiary” means any subsidiary of the Parent, including the Borrower.

          “Subsidiary Loan Party” means any Subsidiary that is not the Borrower, a Foreign Subsidiary, a NWO Subsidiary or a Receivables Subsidiary.
          “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or the Subsidiaries shall be a Swap Agreement.
          “Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Class A Lender at any time shall be its Applicable Class A Percentage of the total Swingline Exposure at such time.
          “Swingline Lender” means (a) Bank of America, N.A., in its capacity as lender of Swingline Loans hereunder or (b) any other Class A Lender that agrees in writing with the Borrower to become the Swingline Lender hereunder (with notice to the Administrative Agent); provided, that there shall not be more than one Swingline Lender hereunder at any time.
          “Swingline Loan” means a Loan made pursuant to Section 2.04.
          “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority, and includes all liabilities, penalties and interest with respect to such amounts.
          “Term Loan” means a loan under the Term Loan Agreement.
          “Term Loan Agreement” means the Credit Agreement, dated as of June 14, 2007, among the Borrower, the Parent, the several lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.
          “Total Assets” means, with respect to any Person as of any date, the amount of total assets of such Person and its subsidiaries that would be reflected on a balance sheet of such Person prepared as of such date on a consolidated basis in accordance with GAAP.
          “Total Indebtedness” means, as of any date, the sum (without duplication) of (a) the aggregate principal amount of Indebtedness of the Parent and the Subsidiaries outstanding as of such date that consists of Capital Lease Obligations, obligations for borrowed money and obligations in respect of the deferred purchase price of property or services, determined on a consolidated basis, plus (b) the aggregate amount, if any, of Receivables Financing Debt of the Parent and the Subsidiaries outstanding as of such date.

          “Total Leverage Ratio” means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA of the Parent for the period of four consecutive fiscal quarters of the Parent ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent most recently ended prior to such date).
          “Total Priority Indebtedness” means, as of any date, the sum, without duplication, of (a) the Aggregate Revolving Credit Exposure (excluding (i) unfunded LC Exposure in respect of Letters of Credit that support Indebtedness otherwise included in the calculation of “Total Priority Indebtedness” and (ii) other unfunded LC Exposure in an aggregate amount not exceeding $75,000,000), outstanding Term Loans, Capital Lease Obligations and Receivables Financing Debt as of such date, (b) the outstanding principal amount as of such date of any other Indebtedness (other than Indebtedness owing to a Loan Party) that is secured by a Lien on any asset of any Loan Party and (c) the outstanding principal amount as of such date of any Indebtedness of any Subsidiary that is not a Loan Party (other than Indebtedness owing to the Parent or another Subsidiary).
          “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to (a) the Adjusted LIBO Rate or the Adjusted EURIBO Rate or (b) the Alternate Base Rate.
          “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
          “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
          SECTION 1.02. Types of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”) or by Class (e.g., a “Class A Revolving Loan) or by Class and Type (e.g., a Class A “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”) or by Class (e.g., a “Class A Borrowing”) or by Class and Type (e.g., a “Class A Eurodollar Borrowing”).
          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
ARTICLE II
The Credits
          SECTION 2.01. Commitments. (a) Subject to the terms and conditions set forth herein, each Class A Lender severally agrees to make Class A Revolving Loans (in Dollars or, subject to Section 2.02(d), an Alternative Currency) to the Borrower from time to time during the Class A Availability Period, in an aggregate principal amount that will not result in (i) such Class A Lender’s Class A Revolving Credit Exposure exceeding such Class A Lender’s Class A Commitment, (ii) the sum of the total Class A Revolving Credit Exposures exceeding the total Class A Commitments, (iii) the sum of the Assigned Dollar Values of the aggregate principal amount of all outstanding Class A Revolving Loans denominated in Euro plus the total LC Exposure attributable to Letters of Credit and LC Disbursements denominated in Euro exceeding the Class A Euro Limit, or (iv) the sum of the Assigned Dollar Values of the aggregate principal amount of all outstanding Class A Revolving Loans denominated in Sterling plus the total LC Exposure attributable to Letters of Credit and LC Disbursements denominated in Sterling exceeding the Class A Sterling Limit.
          (b) Subject to the terms and conditions set forth herein, each Class B Lender severally agrees to make Class B Revolving Loans (in Dollars or, subject to Section 2.02(d), an Alternative Currency) to the Borrower from time to time during the Class B Availability Period, in an aggregate principal amount that will not result in (i) such Class B Lender’s Class B Revolving Credit Exposure exceeding such Class B Lender’s Class B Commitment, (ii) the sum of the total Class B Revolving Credit

Exposures exceeding the total Class B Commitments, (iii) the sum of the Assigned Dollar Values of the aggregate principal amount of all outstanding Class B Revolving Loans denominated in Euro exceeding the Class B Euro Limit, or (iv) the sum of the Assigned Dollar Values of the aggregate principal amount of all outstanding Class B Revolving Loans denominated in Sterling exceeding the Class B Sterling Limit.
          (c) Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
          SECTION 2.02. Loans and Borrowings. (a) Each Revolving Loan of either Class shall be made as part of a Borrowing consisting of Revolving Loans of such Class made by the Lenders of such Class ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
          (b) Subject to Section 2.13, (i) each Revolving Borrowing denominated in Dollars shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith and (ii) each Revolving Borrowing denominated in an Alternative Currency shall be comprised entirely of Eurodollar Loans. Each Swingline Loan shall, at the option of the Borrower, be (i) an ABR Loan or (ii) a Swingline Loan that bears interest at a rate per annum negotiated between the Borrower and the Swingline Lender. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.14, 2.16 or 2.18 to the extent such amounts would not have been payable had such Lender not exercised such option.
          (c) Subject to paragraph (d) of this Section, at the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $5,000,000; provided that, for purposes of the foregoing, each Alternative Currency Borrowing shall be deemed to be in an amount equal to the Dollar Equivalent of the amount of such Borrowing at the time such Borrowing was made, without giving effect to any adjustments to such amount pursuant to Section 2.21; provided further, that a Class A Eurodollar Revolving Borrowing may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement denominated in an Alternative Currency as contemplated by Section 2.05(e). At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing of either Class may be in an aggregate amount that is equal to the entire unused balance of the total Commitments of such Class or, in the case of a Class A ABR Revolving Borrowing, that is required to finance the reimbursement of an LC Disbursement denominated in Dollars as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $500,000 and not less than $500,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Revolving Borrowings outstanding.
          (d) Loans made pursuant to any Alternative Currency Borrowing shall be made in the Alternative Currency specified in the applicable Borrowing Request in an aggregate amount equal to the Alternative Currency Equivalent of the Dollar amount specified in such Borrowing Request; provided, that for purposes of the Borrowing amounts specified in paragraph (c), each Alternative Currency Borrowing shall be deemed to be in a principal amount equal to its Assigned Dollar Value.
          (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the (i) Class A Maturity Date in the case of a Class A Borrowing or (ii) Class B Maturity Date in the case of a Class B Borrowing.
          SECTION 2.03. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days (or, in the case of an Alternative Currency Borrowing, four Business Days) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower, and, if required by clause (d) of Section 5.01, a Collateral Value Certificate (updating the Collateral Value Amount in accordance with the definition of such term). Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
     (i) the aggregate amount (expressed in Dollars), Class (either Class A or Class B) and currency (which must be Dollars or an Alternative Currency) of the requested Borrowing;
     (ii) the date of such Borrowing, which shall be a Business Day;
     (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
     (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
     (v) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Class of any Revolving Borrowing is specified, then the requested Revolving Borrowing shall be a Class A Revolving Borrowing. If no election as to the Type of any Revolving Borrowing denominated in Dollars is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no currency is specified with respect to any Revolving Borrowing, then the Borrower shall be deemed to have requested that such Borrowing be denominated in Dollars. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
          SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower in Dollars from time to time during the Class A Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all outstanding Swingline Loans exceeding $30,000,000 or (ii) the total Class A Revolving Credit Exposures exceeding the total Class A Commitments; provided that from and after the Restatement Effective Date, the Swingline Lender may in its discretion decline to make any Swingline Loan requested by the Borrower. Notwithstanding the foregoing, the Borrower shall not request, and the Swingline Lender shall not make, any Swingline Loan if, after giving effect to the making of such Swingline Loan, the aggregate amount of the unused Class A Commitments would be less than zero. The Borrower may refinance all or any part of a Swingline Loan with another Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
          (b) To request a Swingline Loan from the Swingline Lender, the Borrower shall notify the Swingline Lender of such request by telephone (confirmed by telecopy), and (if required by clause (d) of Section 5.01) deliver a Collateral Value Certificate (updating the Collateral Value Amount in accordance with the definition of such term) to the Administrative Agent, not later than 4:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and the amount of the requested Swingline Loan. The Swingline Lender will, prior to making such Swingline Loan available to the Borrower, notify the Administrative Agent of such notice. The Swingline Lender shall make each Swingline Loan to be made by it hereunder available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 5:00 p.m., New York City time, on the requested date of such Swingline Loan.
          (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Class A Lenders to acquire participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Class A Lender, specifying in such notice such Class A Lender’s Applicable Class A Percentage of such Swingline Loan or Loans. Each Class A Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Class A Lender’s Applicable Class A Percentage of such Swingline Loan or Loans. Each Class A Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Class A Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Class A Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Class A Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Class A Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Class A Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Class A Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
          (d) The Swingline Lender may be replaced at any time by written agreement among the Borrower and a successor Swingline Lender (with notice to the Administrative Agent and the replaced Swingline Lender). The Administrative Agent shall notify the Class A Lenders of any such replacement of the Swingline Lender. From and after the effective date of any such replacement, (i) the successor Swingline Lender shall have all the rights and obligations of the previous Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to the previous Swingline Lender, as the context shall require. On the date of the replacement of a Swingline Lender hereunder, the Borrower shall repay all Swingline Loans made by such Swingline Lender that are outstanding as of such date and such Swingline Lender shall not have any obligation to make any Swingline Loans thereafter.

          SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Class A Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency in which such Letter of Credit is to be denominated (which shall be Dollars or an Alternative Currency), the amount of such Letter of Credit (expressed in the applicable currency), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit, and, if required by clause (d) of Section 5.01, a Collateral Value Certificate (updating the Collateral Value Amount in accordance with the definition of such term). If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $125,000,000, (ii) the total Class A Revolving Credit Exposures shall not exceed the total Class A Commitments, (iii) the sum of the Assigned Dollar Values of the aggregate principal amount of all outstanding Class A Revolving Loans denominated in Euro plus the total LC Exposure attributable to Letters of Credit and LC Disbursements denominated in Euro shall not exceed Class A Euro Limit and (iv) the sum of the Assigned Dollar Values of the aggregate principal amount of all outstanding Class A Revolving Loans denominated in Sterling plus the total LC Exposure attributable to Letters of Credit and LC Disbursements denominated in Sterling shall not exceed the Class A Sterling Limit.
          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), subject to automatic renewal provisions acceptable to the

Issuing Bank, and (ii) the date that is five Business Days prior to the Class A Maturity Date.
          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Class A Lenders, the applicable Issuing Bank hereby grants to each Class A Lender, and each Class A Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Class A Lender’s Applicable Class A Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Class A Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Class A Lender’s Applicable Class A Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Class A Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Class A Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
          (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Local Time, on the date that is one Business Day after such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on the date that such LC Disbursement is made, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Local Time, on (i) the next Business Day after the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Local Time, on the day of receipt, or (ii) the second Business Day following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than the applicable minimum borrowing amount set forth herein, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing (with respect to a payment in Dollars), a Eurodollar Revolving Borrowing (with respect to a payment in an Alternative Currency) or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing, Eurodollar Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Class A Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Class A Lender’s Applicable Class A Percentage thereof. Promptly following receipt of such notice, each Class A Lender shall pay to the Administrative Agent its Applicable Class A Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Class A Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Class A Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Class A Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Class A Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Class A Lenders and such Issuing Bank as their interests may appear. Any payment made by a Class A Lender pursuant to this paragraph to reimburse an Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
          (f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower may have or may acquire as a result of the payment by an Issuing Bank of any draft or the reimbursement of the Borrower thereof) (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Class A Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the applicable Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
          (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Class A Lenders with respect to any such LC Disbursement.
          (h) Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at (i) in the case of an LC Disbursement denominated in Dollars, the rate per annum then applicable to Class A ABR Revolving Loans or (ii) in the case of an LC Disbursement denominated in an Alternative Currency, the LIBO Rate (in the case of an LC Disbursement denominated in Sterling) or EURIBO Rate (in the case of an LC Disbursement denominated in Euro) that would apply to a Eurodollar Loan with an interest period of one day plus the Applicable Rate with respect to Class A Eurodollar Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Class A Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Class A Lender to the extent of such payment.
          (i) Replacement or Termination of an Issuing Bank. Any Issuing Bank may be replaced at any time by written agreement among the Borrower and the successor Issuing Bank (with notice to the Administrative Agent and the replaced Issuing Bank). An Issuing Bank also may be terminated as an Issuing Bank hereunder by mutual agreement of the Borrower and such Issuing Bank and notice to the Administrative Agent, if after giving effect to such termination there remains at least one Issuing Bank hereunder. The Administrative Agent shall notify the Class A Lenders of any such replacement or termination of an Issuing Bank. At the time any such replacement or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced or terminated Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement or termination, (i) in the case of a replacement, the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor (in the case of a replacement) or to any previous Issuing Bank or to such successor and all previous Issuing Banks, or to such terminated Issuing Bank (in the case of a termination), as the context shall require. After the replacement or termination of an Issuing Bank hereunder, the replaced or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Class A Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Class A Lenders, an amount in cash equal to the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower as of such date (in the currency in which such Letters of Credit and LC Disbursements are denominated) plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Administrative Agent (provided, that the Administrative Agent shall use reasonable efforts to make such investments) such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Class A Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default or pursuant to Section 2.10(c), such amount and any interest or profits thereon (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Defaults have been cured or waived or, in the case of cash collateral required by Section 2.10(c), when no Default has occurred and is continuing and the Secured Obligations Amount no longer exceeds the Collateral Value Amount.

          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Local Time (in the case of a Eurodollar Loan) or 2:00 p.m., Local Time (in the case of an ABR Loan), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower (i) in the United States, in the case of Loans denominated in Dollars or (ii) in London, in the case of Loans denominated in any Alternative Currency, in each case designated by the Borrower in the applicable Borrowing Request; provided that Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the Class and Type of Borrowing for which such Lender has not made its share available. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
          SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type (if such Borrowing is denominated in Dollars) or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted. Notwithstanding any other provision of this Section, the Borrower shall not be permitted to (i) change the currency or Class of any Borrowing or (ii) convert any Alternative Currency Borrowing to an ABR Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.
          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
     (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
     (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
     (iii) for any Borrowing denominated in Dollars, whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
     (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each participating Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing (unless such Borrowing is denominated in an Alternative Currency, in which case such Borrowing shall be continued as a Eurodollar Borrowing having an Interest Period of one month’s duration). Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing denominated in Dollars may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing denominated in Dollars shall be converted to an ABR Borrowing at the end of the Interest

Period applicable thereto and (iii) unless repaid, each Eurodollar Borrowing denominated in an Alternative Currency shall, at the end of the Interest Period applicable thereto, be continued as a Eurodollar Borrowing having an Interest Period of one month’s duration.
          SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Class A Commitments shall terminate on the Class A Maturity Date and (ii) the Class B Commitments shall terminate on the Class B Maturity Date.
          (b) The Borrower may at any time terminate, or from time to time reduce, the Class A Commitments or Class B Commitments, in either case, without premium or penalty; provided that (i) each reduction of the Class A Commitments or Class B Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments of either Class if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Revolving Credit Exposures of such Class would exceed the total Commitments of such Class.
          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of either Class under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments of either Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of either Class shall be permanent. Except as provided in Section 2.19(b), each reduction of the Commitments of either Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.
          SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Class A Revolving Loan on the Class A Maturity Date and each Class B Revolving Loan on the Class B Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Class A Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made.
          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the currency, Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
          (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).
          SECTION 2.10. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to Section 2.15 but otherwise without premium or penalty, subject to prior notice in accordance with paragraph (d) of this Section.
          (b) If, on any Revaluation Date for any Alternative Currency Borrowing or any Alternative Currency Letter of Credit, the total Revolving Credit Exposures of either Class exceed 105% of the total Commitments of such Class, the Borrower shall, on the next Interest Payment Date in respect of such Borrowing (or, in the case of a Revaluation Date for an Alternative Currency Letter of Credit, on the next Interest Payment Date that is at least three Business Days after such Revaluation Date), prepay Revolving Borrowings or Swingline Borrowings in an aggregate amount such that, after giving effect thereto, the total Revolving Credit Exposures of such Class do not exceed the total Commitments of such Class.
          (c) If, upon any determination of the Collateral Value Amount, the Secured Obligations Amount exceeds the Collateral Value Amount, the Borrower shall, within five Business Days thereafter, prepay Borrowings in an amount equal to such excess or, if any such excess remains when there are no Borrowings outstanding, then the Borrower will deposit cash collateral pursuant to Section 2.05(j) in an amount equal to the excess (or, if less, the LC Exposure at the time).

          (d) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, on the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments of either Class as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the participating Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same currency and Type as provided in Section 2.02. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.
          SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate, on the average daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments of the applicable Class terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Commitment of either Class of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans of such Class (based on Assigned Dollar Values, in the case of Alternative Currency Loans) and (in the case of Class A Commitments) LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).
          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Class A Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Class A Eurodollar Revolving Loans on the average daily amount of such Class A Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Class A Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Class A Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Class A Commitments terminate and any such fees accruing after the date on which the Class A Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
          (c) The Borrower agrees to pay to each of the Administrative Agent and the Collateral Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent or Collateral Agent, as the case may be.
          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Collateral Agent or applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the applicable Lenders. Fees paid shall not be refundable under any circumstances.
          SECTION 2.12. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan that is an ABR Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
          (b) The Loans comprising each Eurodollar Borrowing shall bear interest (i) in the case of a Eurodollar Revolving Borrowing denominated in Dollars or Sterling, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (ii) in the case of a Eurodollar Revolving Borrowing denominated in Euro, at the Adjusted EURIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans of the Class as to which such overdue amount relates or the Class of Lender to which such overdue amount is owing

(or, if such overdue amount is not related to a particular Class, the rate applicable to Class A ABR Loans) as provided in paragraph (a) of this Section.
          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans of either Class, upon termination of the Commitments of such Class; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Class A Availability Period or Class B Availability Period, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed on Revolving Borrowings denominated in Sterling and interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or Adjusted EURIBO Rate or the EURIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
          SECTION 2.13. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing of either Class:
          (a) the Administrative Agent reasonably determines (which reasonable determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the Adjusted EURIBO Rate as applicable, for such Interest Period; or
          (b) the Administrative Agent is advised by a majority in interest of the Lenders of the applicable Class that the Adjusted LIBO Rate or the Adjusted EURIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing of such Class shall be ineffective and such Borrowing shall be converted to or continued on the last day of the Interest Period applicable thereto as (A) if such Borrowing is denominated in Dollars, an ABR

Borrowing or (B) if such Borrowing is denominated in an Alternative Currency, as a Borrowing with an Interest Period of one month’s duration bearing interest at a rate reasonably determined by the Administrative Agent to be the cost to the Lenders of such Class of making or maintaining the Loans comprising such Borrowing for such period plus the Applicable Rate with respect to Eurodollar Loans of such Class (and such Borrowing shall be treated as a Eurodollar Borrowing for all other purposes of this Agreement); provided that, at the request of the Administrative Agent or the Borrower, the Administrative Agent and the Borrower shall enter into negotiations for a period of no more than 30 days for the purpose of agreeing to a substitute basis for determining the rate of interest to be applied to such Borrowing and any substitute basis agreed upon shall be, with the consent of the Lenders of such Class, binding on all parties to this Agreement, (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing of such Class denominated in Dollars, such Borrowing shall be made as an ABR Borrowing (or such Borrowing shall not be made if the Borrower revokes (and in such circumstances, such Borrowing Request may be revoked notwithstanding any other provision of this Agreement) such Borrowing Request by telephonic notice, confirmed promptly in writing, not later than 10:00 a.m., New York City time, on the proposed date of such Borrowing) and (iii) if any Borrowing Request requests a Eurodollar Revolving Borrowing of such Class denominated in an Alternative Currency, such Borrowing shall be made as an ABR Borrowing denominated in Dollars (or such Borrowing shall not be made if the Borrower revokes (and in such circumstances, such Borrowing Request may be revoked notwithstanding any other provision of this Agreement) such Borrowing request by telephonic notice, confirmed promptly in writing, not later than 10:00 a.m., New York City time, on the proposed date of such Borrowing); provided that if the circumstances giving rise to such notice do not affect all applicable currencies, then Revolving Borrowings of such Class in the currencies that are not affected shall be permitted.
     SECTION 2.14. Increased Costs. (a) If any Change in Law (other than with respect to Taxes, which shall be governed exclusively by Section 2.16) shall:
     (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or the Adjusted EURIBO rate, as applicable) or any Issuing Bank; or
     (ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or Issuing Bank to be material (excluding for purposes of this Section 2.14 any such increased costs resulting from Taxes, as to which Section 2.16 shall govern), then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
          (b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy) by an amount deemed by such Lender or Issuing Bank to be material, then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
          (c) A certificate of a Lender or the applicable Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, together with a reasonably detailed description of the basis therefor, and including a certification by such Lender or Issuing Bank that its claim for such compensation has been calculated and made in the same manner as under other credit agreements with other borrowers that are similarly situated and with respect to which the event entitling such Lender or Issuing Bank to compensation hereunder also entitled such Lender or Issuing Bank to compensation thereunder, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
          (d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
          (e) For the avoidance of doubt, the amount or amounts payable by the Borrower pursuant to this Section 2.14 shall not include any amount or amounts payable by the Borrower pursuant to Section 2.18.

          SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(d) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate (or, in the case of a Loan denominated in Euro, the Adjusted EURIBO Rate) that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest (as reasonably determined by such Lender) which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the applicable currency and of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, together with a reasonably detailed calculation of such amount, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
          SECTION 2.16. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions for Indemnified Taxes (including any such deductions applicable to additional sums payable under this Section 2.16(a)) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (b) In addition, and without duplication of paragraph (a) hereof, the Borrower shall timely pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes paid or payable by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) and any reasonable expenses (other than Excluded Taxes) arising therefrom or with respect thereto; provided, that the Administrative Agent or such Lender or Issuing Bank, as the case may be, provides the Borrower with a written record therefor setting forth in reasonable detail the basis and calculation of such amounts.
          (d) As soon as practicable after any payment of Indemnified Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, to the extent such a receipt is issued therefor, or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (e) Any Foreign Lender that is entitled to an exemption from or reduction of any Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter as required upon the expiration, obsolescence or invalidity upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
     (i) duly completed copies of the Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party;
     (ii) duly completed copies of Internal Revenue Service Form W-8ECI;
     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the code, (B) a “10 percent shareholder” of the Parent within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, and (y) duly completed copies of Internal Revenue Service Form W-8BEN;

     (iv) any Lender that is not a Foreign Lender shall deliver to the Borrower Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto, properly completed and duly executed. If any Lender fails to deliver Form W-9 or any subsequent versions thereof or successors thereto as required herein, then the Borrower may withhold from any payment to such party an amount equivalent to the applicable backup withholding Tax imposed by the Code, without reduction;
     (v) to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), Internal Revenue Service Form W-8IMY, accompanied by Form W-8ECI, W-8BEN, Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more beneficial owners of such Foreign Lender are claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, such Foreign Lender may provide Internal Revenue Service Form W-8BEN on behalf of each such beneficial owner; or
     (vi) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.
          (f) If the Administrative Agent or a Lender or an Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender or Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other reasonable charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender or Issuing Bank in the event the Administrative Agent or such Lender or Issuing Bank is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.
          (g) Any Lender or Issuing Bank claiming any indemnity payment or additional amounts payable pursuant to this Section 2.16 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested by the Borrower following the reasonable written request by the

Borrower if the making of such a filing would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Lender or Issuing Bank, require the disclosure of information that the Lender or Issuing Bank reasonably considers confidential or be otherwise disadvantageous to such Lender or Issuing Bank.
          (h) Each Lender shall indemnify the Administrative Agent within 10 days after demand therefor, for the full amount of any Excluded Taxes attributable to such Lender that are paid or payable by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.
          (i) Each Fee Receiver hereby represents that it is a Permitted Fee Receiver and agrees to update Internal Revenue Service Form W-9 (or its successor form) or the applicable Internal Revenue Service Form W-8 (or its successor form) upon any change in such Fee Receiver’s circumstances or if such form expires or becomes inaccurate or obsolete, and to promptly notify the Borrower and the Administrative Agent if such Fee Receiver becomes legally ineligible to provide such form.
          SECTION 2.17. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent (or, in the case of any amounts received in respect of a Swingline Loan, at the discretion of the Swingline Lender), be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York (or, in the case of amounts payable in an Alternative Currency, at such other office in London as the Administrative Agent shall specify for such purpose by notice the Borrower), except payments to be made directly to an Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars, except that (i) all payments of principal or interest in respect of any Loan (or of any amount payable under Section 2.15 or 2.18 or, at the request of the applicable Lender, Section 2.14 or 2.16 in respect of any Loan) shall be made in the currency in which such Loan is denominated, (ii) all payments in respect of an LC Disbursement denominated in an Alternative Currency shall be payable in the currency in which such LC Disbursement is denominated and (iii) all fees payable in respect of an Alternative Currency Letter of Credit shall be payable in the currency in which such Letter of Credit is denominated.
          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.17(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
          SECTION 2.18. Additional Reserve Costs. (a) If and so long as any Lender is required to make special deposits with the Financial Services Authority or the Bank of England or to maintain reserve asset ratios or pay fees (other than deposits or reserves reflected in the determination of the Adjusted LIBO Rate or Adjusted EURIBO Rate, as the case may be), in each case in respect of any of such Lender’s Alternative Currency Loans, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on such Loan, additional interest on such Loan at a rate per annum equal to the Mandatory Costs Rate, as defined in (and calculated in accordance with the formula and in the manner set forth in) Exhibit D.
          (b) If and so long as any Lender lending from a branch or office located in a Participating Member State of the European Union that has adopted the Euro is required to comply with reserve assets, liquidity, cash margin or other requirements imposed by the European Central Bank or the European System of Central Banks (but excluding requirements reflected in the Statutory Reserve Rate or the Mandatory Costs Rate) in respect of any of such Lender’s Alternative Currency Loans, such Lender may require the Borrower to pay, contemporaneously with each payment of interest on such Loan, additional interest on such Loan at a rate per annum determined by such Lender to be the cost to such Lender of complying with such requirements in relation to such Loan.
          (c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Lender, which determination shall be conclusive absent manifest error, and notified to the Borrower (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Loan, and such additional interest so notified to the relevant Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Loan.
          SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not, in the reasonable judgment of such Lender, otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
          (b) If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (B) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
          SECTION 2.20. Redenomination of Sterling. (a) Each obligation of any party to this Agreement to make a payment in Sterling shall be redenominated into Euro if the United Kingdom adopts the Euro as its lawful currency after the date hereof, at the time of such adoption (in accordance with the EMU Legislation). If, in relation to Sterling, the basis of accrual of interest expressed in this Agreement in respect of Sterling shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which the United Kingdom adopts the Euro as its lawful currency; provided that if any Borrowing denominated in Sterling is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
          (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent (in consultation with the Borrower) may from time to time specify to be appropriate to reflect the adoption of the Euro by the United Kingdom.

          SECTION 2.21. Assigned Dollar Value.  (a) With respect to each Alternative Currency Borrowing, its “Assigned Dollar Value” shall mean the following:
     (i) the Dollar amount specified in the Borrowing Request therefor unless and until adjusted pursuant to the following clause (ii), and
     (ii) as of each Revaluation Date with respect to such Alternative Currency Borrowing, the “Assigned Dollar Value” of such Borrowing shall be adjusted to be the Dollar Equivalent thereof (as determined by the Administrative Agent based upon the applicable Spot Exchange Rate, which determination shall be conclusive absent manifest error), subject to further adjustment in accordance with this clause (ii) thereafter.
          (b) The Assigned Dollar Value of an Alternative Currency Loan shall equal the Assigned Dollar Value of the Alternative Currency Borrowing of which such Loan is a part multiplied by the percentage of such Borrowing represented by such Loan.
          (c) With respect to each Alternative Currency Letter of Credit, its “Assigned Dollar Value” shall mean the following:
     (i) the Dollar Equivalent of the amount of such Alternative Currency Letter of Credit (as determined by the Administrative Agent based on the applicable Spot Exchange Rate as of the date such Alternative Currency Letter of Credit was issued, which determination shall be conclusive absent manifest error), unless and until adjusted pursuant to the following clause (ii), and
     (ii) as of each Revaluation Date with respect to such Alternative Currency Letter of Credit, the “Assigned Dollar Value” of such Letter of Credit shall be adjusted to be the Dollar Equivalent thereof (as determined by the Administrative Agent based upon the applicable Spot Exchange Rate as of the date that is one Business Day before such Revaluation Date, which determination shall be conclusive absent manifest error), subject to further adjustment in accordance with this clause (ii) thereafter.
          (d) The “Assigned Dollar Value” of an LC Disbursement in respect of an Alternative Currency Letter of Credit shall mean the Dollar Equivalent thereof based upon the same Spot Exchange Rate used to determine the Assigned Dollar Value of such Alternative Currency Letter of Credit in accordance with paragraph (c) above.
          (e) The Administrative Agent shall notify the Borrower and the Lenders of any change in the Assigned Dollar Value of any Alternative Currency Borrowing or Alternative Currency Letter of Credit (or LC Disbursement thereunder) promptly following determination of such change.
          SECTION 2.22. Increase in Commitments. (a) The Borrower, by written notice to the Administrative Agent, may request that the Class A Commitments be increased; provided that the aggregate amount by which the Class A Commitments are increased pursuant to this Section shall not exceed $150,000,000. Such notice shall set forth (i) the amount of the requested increase and (ii) the date on which such increase is requested to become effective (which shall be not less than 10 Business Days or more than 60 days after the date of such notice unless otherwise agreed by the Borrower and the Administrative Agent), and shall offer each Class A Lender the opportunity to increase its Class A Commitment, by its Applicable Class A Percentage of the proposed increased amount. Each such Class A Lender shall, by notice to the Borrower and the Administrative Agent given not more than 10 days after the date of the Borrower’s notice, either agree to increase its Class A Commitment, by all or a portion of the offered amount (each Class A Lender so agreeing being an “Increasing Lender”) or decline to increase its Class A Commitment (and any such Class A Lender that does not deliver such a notice within such period of 10 days shall be deemed to have declined to increase its Class A Commitment) (each such Class A Lender so declining or deemed to have declined being a “Non-Increasing Lender”). In the event that, on the 10th day after the Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, the Class A Lenders shall have agreed pursuant to the preceding sentence to increase their Class A Commitments by an aggregate amount less than the increase in the total Class A Commitments requested by the Borrower, the Borrower may, at its expense, arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an “Augmenting Lender”), which may include any Class A Lender, to extend Class A Commitments or increase their existing Class A Commitments in an aggregate amount equal to the unsubscribed amount; provided that each Augmenting Lender, if not already a Class A Lender hereunder, shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed) and each Augmenting Lender shall execute all such documentation as the Administrative Agent shall reasonably specify to evidence its Class A Commitment and/or its status as a Class A Lender hereunder. Any increase in the total Class A Commitments may be made in an amount which is less than the increase requested by the Borrower if the Borrower is unable to arrange for, or chooses not to arrange for, Augmenting Lenders.
          (b) On the effective date (the “Increase Effective Date”) of any increase in the Class A Commitments pursuant to this Section 2.22 (the “Commitment Increase”), if any Class A Revolving Loans are outstanding, the Borrower (i) shall prepay all Class A Revolving Loans then outstanding (including all accrued but unpaid interest thereon) and (ii) may, at its or their option, fund such prepayment by simultaneously borrowing Class A Revolving Loans in accordance with this Agreement, which Class A Revolving Loans shall be made by the Class A Lenders ratably in accordance with their respective Applicable Class A Percentage (calculated after giving effect to the Class A Commitment Increase); provided that such prepayment of Class A Revolving Loans pursuant to this paragraph shall not be required if such Class A Commitment Increase is effected entirely by ratably increasing the Class A Commitments of the existing Class A Lenders. The payments made pursuant to clause (i) above in respect of each Eurodollar Loan shall be subject to Section 2.15.
          (c) Increases and new Class A Commitments created pursuant to this Section 2.22 shall become effective on the date specified in the notice delivered by the Borrower pursuant to the first sentence of paragraph (a) above unless otherwise agreed by the Borrower and the Administrative Agent. A Commitment Increase shall become effective pursuant to an amendment (the “Incremental Amendment”) to this Agreement executed by the Borrower, each Increasing Lender, each Augmenting Lender and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section.
          (d) Notwithstanding the foregoing, no increase in the total Class A Commitments (or in the Class A Commitment of any Class A Lender) or addition of a new Class A Lender shall become effective under this Section unless (i) on the effective date of such increase, the conditions set forth in Section 4.02 shall be satisfied as though a Borrowing were being made on such date and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of the Borrower, (ii) the Administrative Agent shall have received (with sufficient copies for each of the Class A Lenders) documents consistent with those delivered on the Restatement Effective Date under clauses (c) and (d) of Section 6 of the Amendment and Restatement Agreement as to the corporate power and authority of the Borrower to borrow hereunder after giving effect to such increase (or, if such documents delivered on the Restatement Effective Date already contemplate an increase in an amount at least equal to the amount of such increase, stating that such documents remain in full force and effect on the date of such increase and have not been annulled, modified, rescinded or revoked), (iii) no single Class A Lender or Augmenting Lender shall participate in such increase in an amount exceeding $50,000,000, (iv) no Default exists or would exist after giving effect thereto and (v) after giving effect to such increase the ratio of the Collateral Value Amount to the Secured Obligation Amount (determined on a pro forma basis as if the Aggregate Revolving Credit Exposure were equal to the total Commitments) shall be at least 1.75:1.00.
          SECTION 2.23. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
          (a) if any Swingline Exposure or LC Exposure exists at the time a Lender is a Defaulting Lender, the Borrower shall within one Business Day following notice by the Administrative Agent (i) prepay such Swingline Exposure or, if agreed by the Swingline Lender, cash collateralize the Swingline Exposure of the Defaulting Lender on terms satisfactory to the Swingline Lender and (ii) cash collateralize such Defaulting Lender’s LC Exposure in accordance with the procedures set forth in Section 2.05(j) for so long as such LC Exposure is outstanding; and
          (b) the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 2.23(a).

ARTICLE III
Representations and Warranties
          Each of the Parent and the Borrower represents and warrants to the Lenders that:
          SECTION 3.01. Organization; Powers. Each of the Parent and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.
          SECTION 3.02. Authorization; Enforceability. The Restatement Transactions to be entered into by each Loan Party are within such Loan Party’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Parent and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Parent, the Borrower and such other Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          SECTION 3.03. Governmental Approvals; No Conflicts. The Restatement Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except registrations and filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents any Loan Party or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent or any Subsidiary or its assets the violation or breach of which would result in or would reasonably be expected to result in a Material Adverse Effect, or give rise to a right thereunder to require any payment to be made by the Parent or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Parent or any Subsidiary, except Liens created under the Loan Documents.
          SECTION 3.04. Financial Condition; No Material Adverse Change.
          (a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 2007, reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2008, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.
          (b) Since June 30, 2008, there has been no material adverse change in the business, assets, operations or financial condition of the Parent and the Subsidiaries, taken as a whole, except the strike and the financial information described in the Historical SEC Reports and in the information disclosed to the Administrative Agent and the Lenders prior to the execution and delivery of the Amendment and Restatement Agreement. For the avoidance of doubt, it is understood that the strike and the financial information described in the Historical SEC Reports shall not, individually, or taken as a whole, form the basis for a determination by the Administrative Agent or any Lender that the representation set forth in this Section 3.04(b) is not correct.
          SECTION 3.05. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent or the Borrower, threatened against or affecting the Parent or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Restatement Transactions.
          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Parent nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.
          SECTION 3.06. Compliance with Laws and Agreements. Each of the Parent and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.
          SECTION 3.07. Investment Company Status. Neither the Parent nor any of the Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

          SECTION 3.08. Taxes. Each of the Parent and the Subsidiaries has timely filed or caused to be filed all Federal and other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.09. ERISA. (a) Each of the Parent and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect.
          (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing, documents for such plan. With respect to each Foreign Pension Plan, none of the Parent its Affiliates or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Parent or any Subsidiary, directly or indirectly, to a tax or civil penalty that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable law or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect.
          SECTION 3.10. Disclosure. None of the reports, financial statements or other information furnished by or on behalf of the Parent or the Borrower to the Administrative Agent or any Lender in connection with the negotiation of the Loan Documents or delivered thereunder, taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information or any information concerning future proposed and intended activities of the Parent and the Subsidiaries, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that such projections and information are forward looking statements which by their nature are subject to significant uncertainties and contingencies, many of which are beyond the Parent’s and the Borrower’s control, and that actual results may differ, perhaps materially, from those expressed or implied in such forward looking statements, and no assurance can be given that the projections will be realized).
          SECTION 3.11. Subsidiaries. Schedule 3.11 sets forth the name and jurisdiction of organization of, and the direct or indirect ownership interest of the Parent in, each Subsidiary, and identifies each Subsidiary that is a Subsidiary Loan Party, in each case, as of the Restatement Effective Date.
          SECTION 3.12. Properties. (a) Each of the Parent and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.
          (b) Each of the Parent and its Subsidiaries owns, or is licensed to use, all Intellectual Property material to the business of the Parent and the Subsidiaries (taken as a whole) as presently conducted, and the use thereof by the Parent and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
          (c) Schedule 3.12 sets forth the address of each real property that is owned by the Parent or any of its Subsidiaries as of the Restatement Effective Date and, in the case of each such property designated on such Schedule as a Mortgaged Property, the proper jurisdiction for filing of a Mortgage in respect thereof.
          (d) As of the Restatement Effective Date, no Loan Party has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein; provided that prior to the date that is 45 days after the Restatement Effective Date, this representation is made only to the Borrower’s best knowledge, and thereafter, this representation is made only to the best knowledge of the Borrower, with respect to those Mortgaged Properties that are not Material Properties.
          SECTION 3.13. Collateral Matters. (a) The Collateral Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral (as defined therein) and (i) when the Collateral (as defined therein) constituting certificated securities (as defined in the Uniform Commercial Code) is delivered to the Collateral Agent, together with instruments of transfer duly endorsed in blank, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the pledgors thereunder in such Collateral, prior and superior in right to any other Person, and (ii) when financing statements in appropriate form are filed in the applicable filing offices, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the remaining Collateral (as defined therein) to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, prior and superior to the rights of any other Person, except for rights secured by Liens permitted by Section 6.02.

          (b) Each Mortgage, upon execution and delivery thereof by the parties thereto, will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all the applicable mortgagor’s right, title and interest in and to the Mortgaged Properties subject thereto and the proceeds thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and when the Mortgages have been filed in the jurisdictions specified therein, the Mortgages will constitute a fully perfected security interest in all right, title and interest of the mortgagors in the Mortgaged Properties and the proceeds thereof, prior and superior in right to any other Person, but subject to Liens permitted by Section 6.02.
          (c) Upon the recordation of the Copyright Security Agreement with the United States Copyright Office pursuant to 17 U.S.C. § 205 and the regulations thereunder and the filing of the financing statements referred to in paragraph (a) of this Section, the security interest created under the Collateral Agreement will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the material Copyrights in which a security interest may be perfected by filing in the United States of America, in each case prior and superior in right to any other Person, but subject to Liens permitted by Section 6.02 (it being understood that subsequent recordings in the United States Copyright Office may be necessary to perfect a security interest in such Copyrights acquired by the Loan Parties after the Restatement Effective Date).
          (d) Each Security Document, other than any Security Document referred to in the preceding paragraphs of this Section, upon execution and delivery thereof by the parties thereto and the making of the filings and taking of the other actions provided for therein, will be effective under applicable law to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral subject thereto, and will constitute a fully perfected security interest in all right, title and interest of the Loan Parties in the Collateral subject thereto, prior and superior to the rights of any other Person, except for rights secured by Liens permitted by Section 6.02.
ARTICLE IV
Conditions
          SECTION 4.01. [Intentionally Omitted.]
          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit (other than any extension or renewal of any Letter of Credit without any increase in the stated amount of such Letter of Credit), is subject to the satisfaction of the following conditions:

     (a) The representations and warranties of the Loan Parties set forth in the Loan Documents (except, in the case of Loans made and Letters of Credit issued after the Restatement Effective Date, the representation and warranty set forth in Section 3.04(b)) shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects with respect to such earlier date).
     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, (i) no Default shall have occurred and be continuing and (ii) the Secured Obligations Amount shall not exceed the Collateral Value Amount.
Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit (except those specified in the parenthetical contained in the introductory paragraph of this Section 4.02) shall be deemed to constitute a representation and warranty by the Parent and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V
Affirmative Covenants
          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent and the Borrower covenant and agree with the Lenders that:
          SECTION 5.01. Financial Statements and Other Information. The Parent or the Borrower will furnish to the Administrative Agent (and, when furnished, the Administrative Agent will promptly furnish to the Lenders):
     (a) within 90 days after the end of each fiscal year of the Parent, its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied; provided that it is understood and agreed that the delivery of the Parent’s

Form 10-K and annual report for the applicable fiscal year shall satisfy the requirements of this clause (a) if such materials contain the information required by this clause (a);
     (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, its condensed consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that it is understood and agreed that the delivery of the Parent’s Form 10-Q for the applicable fiscal quarter shall satisfy the requirements of this clause (b) if such materials contain the information required by this clause (b);
     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.09 and 6.10 and (iii) stating whether any change in GAAP or in the application thereof affecting the financial statements accompanying such certificate in any material respect has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on such financial statements;
     (d) a Collateral Value Certificate (i) within 10 Business Days after the end of each calendar month, (ii) within 45 days after the end of each fiscal quarter, (iii) prior to any Asset Sale Event and (iv) at the time that any Foreign Subsidiary Debt in respect of any Direct Foreign Subsidiary is being increased (including at the time of any request for a Credit Event, if any such Foreign Subsidiary Debt is being increased in connection therewith and after giving effect thereto), if the Foreign Subsidiary Debt component used to calculate the Pledged Equity Value of such Direct Foreign Subsidiary would, if recalculated, result in a decrease in the Foreign Subsidiary Equity Amount;
     (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be; and

     (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may reasonably request.
Any financial statement, report, proxy statement or other material required to be delivered pursuant to clause (a), (b) or (c) of this Section shall be deemed to have been furnished to the Administrative Agent and each Lender on the date that the Parent notifies the Administrative Agent that such financial statement, report, proxy statement or other material is posted on the Securities and Exchange Commission’s website at www.sec.gov or on the Parent’s website at www.aam.com; provided, that the Administrative Agent will promptly inform the Lenders of any such notification by the Parent; provided, further, that the Parent will furnish paper copies of such financial statement, report, proxy statement or material to the Administrative Agent or any Lender that requests, by notice to the Parent, that the Parent do so, until the Parent receives notice from the Administrative Agent or such Lender, as applicable, to cease delivering such paper copies.
          SECTION 5.02. Notices of Material Events. The Parent or the Borrower will furnish to the Administrative Agent (and when furnished, the Administrative Agent will promptly furnish to the Lenders) written notice of the following, promptly after any executive officer or Financial Officer of the Parent or the Borrower obtains actual knowledge thereof:
     (a) the occurrence of any Default;
     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Subsidiary that involves a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;
     (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would result in or would reasonably be expected to result in a Material Adverse Effect; and
     (d) any other development that would result in or would reasonably be expected to result in a Material Adverse Effect.
          Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
          SECTION 5.03. Existence; Conduct of Business. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises, material to the conduct of its business; provided that (i) the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 and (ii) neither the Parent nor any of its Subsidiaries shall be required to preserve any rights, licenses, permits or franchises, if the Parent or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business and if the loss thereof would not have and would not reasonably be expected to have a Material Adverse Affect.
          SECTION 5.04. Payment of Obligations. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, pay its obligations, including Tax liabilities (but excluding Indebtedness), that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) the Parent, the Borrower or such other Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.
          SECTION 5.05. Maintenance of Properties; Insurance. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are reasonable and prudent, as well as such insurance as is required by any Security Document.
          SECTION 5.06. Books and Records; Inspection Rights. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, keep proper financial books of record and account in which full, true and correct entries are made of all financial dealings and transactions in relation to its business and activities in order to produce its financial statements in accordance with GAAP. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and at the applicable Lender’s expense, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested (subject to reasonable requirements of confidentiality, including requirements imposed by law or contract).
          SECTION 5.07. Compliance with Laws. The Parent and the Borrower will, and will cause each of the other Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
          SECTION 5.08. Use of Proceeds and Letters of Credit. The proceeds of the Loans will be used for general corporate purposes, including to refinance Indebtedness under the Existing Credit Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support obligations of the Parent and Subsidiaries incurred in the ordinary course of business.
          SECTION 5.09. Additional Subsidiary Loan Parties. If any Subsidiary Loan Party is formed or otherwise acquired after the date hereof or any Subsidiary that is not a Subsidiary Loan Party subsequently becomes a Subsidiary Loan Party, then, in each case, within 10 Business Days thereafter the Parent or the Borrower shall notify the Administrative Agent thereof and cause such Subsidiary to (i) execute a supplement to the Guarantee Agreement (substantially in the form provided as an annex thereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent) in order to become a Guarantor and (ii) satisfy the Collateral Requirement.
          SECTION 5.10. Information Regarding Collateral. (a) The Parent or the Borrower will furnish to the Collateral Agent prompt written notice of any change (i) in the legal name of any Loan Party, as set forth in its organizational documents, (ii) in the jurisdiction of organization or the form of organization of any Loan Party (including as a result of any merger or consolidation), or (iii) in the organizational identification number, if any, or, with respect to any Loan Party organized under the laws of a jurisdiction that requires such information to be set forth on the face of a Uniform Commercial Code financing statement, the Federal Taxpayer Identification Number of such Loan Party. The Parent and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.
          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Parent or the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer attaching a Perfection Schedule setting forth any changes, including all additions, in the information required pursuant to the Perfection Schedule (other than Sections 2-6 thereof) or confirming that there has been no change in such information since the Perfection Schedule included in the Collateral Agreement on the Restatement Effective Date or the date of the most recent certificate delivered pursuant to this Section.
          (c) The Borrower (i) will furnish to the Collateral Agent and the Administrative Agent prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (ii) will ensure that the net proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents.
          SECTION 5.11. Further Assurances. (a) Each of the Parent and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral Requirement to be and remain satisfied at all times or otherwise to effectuate the provisions of the Loan Documents, all at the expense of the Loan Parties.
          (b) If any material assets (including any real property or improvements thereto or any interest therein having an aggregate fair market value or purchase price exceeding $25,000,000, other than leasehold interests in real property not owned by the Parent or a Subsidiary) are acquired by any Loan Party after the Restatement Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Parent and the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations (in the same manner as Collateral under the Collateral Agreement secures the Secured Obligations) and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to cause the Collateral Requirement to be satisfied with respect to such assets, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.
ARTICLE VI
Negative Covenants
          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent and the Borrower covenant and agree with the Lenders that:
          SECTION 6.01. Indebtedness; Disqualified Equity Interests. (a) The Parent and the Borrower will not, and will not permit any other Subsidiary to, create, incur, assume or permit to exist any Indebtedness, including pursuant to any Guarantee of Indebtedness of the Parent or another Subsidiary, except:
     (i) Indebtedness owing to the Parent or another Subsidiary, if also permitted by Section 6.04;
     (ii) Guarantees of Indebtedness of the Parent or a Subsidiary, if also permitted by Section 6.04;
     (iii) Indebtedness under the Loan Documents;

     (iv) Term Loans and Existing Debt Securities outstanding on the Restatement Effective Date, and any Permitted Refinancing Indebtedness incurred to refinance any such Indebtedness;
     (v) other Indebtedness of a Loan Party or NWO Subsidiary that is not a Loan Party secured by any Lien on any asset of any Loan Party and Receivables Financing Debt attributable to Receivables of any Loan Party; provided that (A) the aggregate principal amount of Indebtedness permitted by this clause shall not exceed $100,000,000 at any time outstanding and (B) not more than $25,000,000 aggregate principal amount of such Indebtedness outstanding at any time shall be secured by Liens other than Liens permitted by clause (e) of Section 6.02; provided further that, the limitation in each of clause (A) and clause (B) above may be exceeded if, at the time any such Indebtedness are incurred (or results from a Permitted Acquisition) in excess of such limitation (both before and after giving effect to such incurrence and application of the proceeds thereof), no Default shall exist or shall result therefrom and the ratio of the Collateral Value Amount to the Secured Obligations Amount shall equal or exceed 1.75 to 1.0;
     (vi) other unsecured Indebtedness of any Loan Party or NWO Subsidiary that is not a Loan Party; provided that the aggregate principal amount of Indebtedness permitted by this clause shall not exceed $250,000,000 at any time outstanding; provided further that such limitation may be exceeded if, at the time any such Indebtedness is incurred (or results from a Permitted Acquisition) in excess of such limitation (both before and after giving effect to such incurrence and the application of the proceeds thereof), no Default shall exist or shall result therefrom and the Total Leverage Ratio shall not exceed 3.25 to 1.00; and
     (vii) other Indebtedness of any Foreign Subsidiary and Receivables Financing Debt attributable to Receivables of any Foreign Subsidiary; provided that the aggregate principal amount of Indebtedness permitted by this clause (other than Indebtedness owing by a Foreign Subsidiary to another Foreign Subsidiary) shall not exceed $250,000,000 at any time outstanding; provided further that such limitation may be exceeded if, at the time any such Indebtedness is incurred (or results from results from a Permitted Acquisition) in excess of such limitation (both before and after giving effect to such incurrence) no Default shall exist or shall result therefrom and the ratio of the Collateral Value Amount (adjusted to reflect Indebtedness of Foreign Subsidiaries after giving effect to the incurrence of such Indebtedness) to the Secured Obligations Amount is equal to or exceeds 1.75 to 1.0.
          (b) None of the Parent, the Borrower or any other Subsidiary will issue any Disqualified Equity Interests, other than any such issuance by a Subsidiary to the Parent or another Subsidiary (except by a Subsidiary that is not a Loan Party to a Loan Party) otherwise permitted by this Agreement.

          SECTION 6.02. Liens. The Parent and the Borrower will not, and will not permit any other Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
     (a) Liens created under the Loan Documents;
     (b) Permitted Encumbrances;
     (c) any Lien on any property or asset of the Parent or any Subsidiary existing on the Restatement Effective Date (other than Liens of the type permitted under clause (g) of this Section) and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Parent or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Restatement Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
     (d) any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the Restatement Effective Date prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent or any Subsidiary, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (iv) if such Lien secures Indebtedness, such Indebtedness is permitted by Section 6.01;
     (e) Liens on fixed or capital assets acquired, constructed or improved by the Parent or any Subsidiary on or after the Restatement Effective Date; provided that (i) such Liens secure Indebtedness incurred to finance the acquisition, construction or improvement of such fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 360 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby is permitted by Section 6.01 and does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (iv) such Liens shall not apply to any other property or assets of the Parent or any Subsidiary (other than to accessions to such fixed or capital assets and provided that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender);

     (f) any other Lien on any property or asset of any Foreign Subsidiary; provided, that (i) such Lien secures Indebtedness or other obligations of such Subsidiary that is not Guaranteed by any Loan Party and (ii) with respect to Indebtedness such Indebtedness is permitted by Section 6.01;
     (g) Liens comprising easements, rights of way or other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or do not materially interfere with the ordinary conduct of business of the Parent or any Subsidiary;
     (h) assignments and sales of Receivables and Related Security pursuant to a Permitted Receivables Financing and Liens arising pursuant to a Permitted Receivables Financing on Receivables and Related Security sold or financed in connection with such Permitted Receivables Financing; provided, that the related Receivables Financing Debt is permitted by Section 6.01;
     (i) any other Lien securing Indebtedness or other obligations of any Loan Party; provided, that (i) such Lien secures Indebtedness permitted by clause (v) of Section 6.01(a) or other obligations to the extent such obligations do not exceed when taken together with Indebtedness permitted under Section 6.01(a)(v)(B), $25,000,000 and (ii) such Lien shall not attach to Restricted Property and, if any such Lien attaches to Collateral, such Lien shall be junior to the Liens granted pursuant to the Loan Documents; and
     (j) any purchase option, call or similar right of a third party that owns Equity Interests in a NWO Subsidiary with respect to any Equity Interests in such NWO Subsidiary that are customary among parties to a joint venture.
          SECTION 6.03. Fundamental Changes. (a) The Parent and the Borrower will not, and will not permit any other Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Parent and the Subsidiaries, taken as a whole, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person (other than the Borrower) may merge into the Parent in a transaction in which the Parent is the surviving corporation, (ii) any Person may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary and, if a Loan Party is a party to such merger, then the surviving entity is a Loan Party, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to another Subsidiary and (iv) any Subsidiary (other than the Borrower or a Guarantor (except for International Holdco to the extent described below)) may liquidate or dissolve if the Parent determines in good faith that such liquidation or dissolution is in the best interests of the Parent and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

     (b) The Parent will not, and will not permit any of its Subsidiaries to, engage to any material extent in any line of business other than lines of business conducted by the Parent and its Subsidiaries on the Restatement Effective Date and lines of business reasonably related or incidental thereto.
     (c) International Holdco will not engage in any business or activity other than the ownership of Equity Interests and other investments in Foreign Subsidiaries and activities incidental thereto. International Holdco will not own or acquire any assets (other than Equity Interests and other investments in Foreign Subsidiaries, cash and Permitted Investments) or incur any liabilities (other than liabilities under the Loan Documents, liabilities imposed by law, including Tax liabilities, and other liabilities incidental to its existence and permitted business and activities). International Holdco will not sell, transfer or otherwise dispose of any of the Equity Interests or other investments in the Foreign Subsidiaries located in China or India to the Parent or any other Subsidiary; provided that International Holdco may transfer such Equity Interests to any wholly-owned Foreign Subsidiary of International Holdco but, in such event, all such Equity Interests shall remain owned by International Holdco or a wholly-owned Foreign Subsidiary of International Holdco unless and until sold or otherwise disposed of to a Person other than the Parent or a Subsidiary in compliance with this Agreement; provided further that International Holdco may dissolve or liquidate into the Borrower or any other Loan Party the assets of which at such time do not consist only of Equity Interests in Foreign Subsidiaries.
          SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. The Parent and Borrower will not, and will not permit any of the other Subsidiaries (other than a Receivables Subsidiary) to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:
     (a) cash and Permitted Investments;
     (b) investments existing on the Restatement Effective Date (other than those permitted by clauses (c), (d) and (e) below) and set forth on Schedule 6.04A plus (i) any additional investments in the Persons identified on such Schedule that, as of the Restatement Effective Date, are required by contract or law to be made after the Restatement Effective Date and (ii) other investments that may be required to be made in such Persons after the Restatement Effective Date either by contract or law; provided that the aggregate amount of investments permitted by clauses (i) and (ii) shall not exceed $10,000,000;
     (c) investments by the Parent, the Borrower and the other Subsidiaries in Equity Interests in their respective Subsidiaries, and by any Foreign Subsidiary in

Equity Interests in any other Foreign Subsidiary; provided that (i) the Subsidiary in which such investment is made is a Subsidiary before such investment is made, or such investment is made in connection with the formation of such Subsidiary and (ii) the aggregate amount of investments by Loan Parties in, and loans and advances by Loan Parties to, and Guarantees (other than Excluded Guarantees) by Loan Parties of Indebtedness and other obligations of, Subsidiaries that are not Loan Parties (excluding, without duplication, all such investments, loans or advances existing on the Restatement Effective Date) shall not exceed $200,000,000 at any time outstanding (disregarding any write-down or write-off of any such loan, advance or other investment);
     (d) loans or advances made by the Parent to any Subsidiary and made by any Subsidiary to the Parent or any other Subsidiary; provided that the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in clause (c) above;
     (e) Guarantees by the Parent of obligations of any Subsidiary and Guarantees by any Subsidiary of obligations of the Parent or any other Subsidiary; provided that (i) a Subsidiary that is not a Loan Party shall not Guarantee any obligations of any Loan Party and (ii) the aggregate amount of Indebtedness and other obligations of Subsidiaries that are not Loan Parties that is guaranteed by any Loan Party shall be subject to the limitation set forth in clause (c) above;
     (f) loans and advances to employees in the ordinary course of business of the Parent and the Subsidiaries as presently conducted in an aggregate amount not to exceed $10,000,000 at any time outstanding (disregarding any write-down or write-off thereof):
     (g) Permitted Acquisitions;
     (h) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;
     (i) investments described on Schedule 6.04B;
     (j) investments, Guarantees, loans and advances made amongst and between Foreign Subsidiaries;
     (k) promissory notes and other non-cash consideration received in connection with dispositions of assets;
     (l) investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices; and
     (m) other investments, loans, advances, acquisitions and Guarantees; provided that (i) at the time any such investment, loan, advance, acquisition or

Guarantee, is made and immediately after giving effect thereto, no Default shall have occurred or be continuing and (ii) the aggregate amount of all such investments, loans, advances, acquisitions and Guarantees outstanding at any time (disregarding any write-down or write-off thereof) shall not exceed $40,000,000.
          SECTION 6.05. Transactions with Affiliates. The Parent and the Borrower will not, and will not permit any of the other Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Parent, the Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate or between or among Foreign Subsidiaries not involving any other Affiliate, (c) transactions between a Loan Party and a Foreign Subsidiary, provided that, to the extent that such transaction is not in the ordinary course of business (based upon past practices and customary industry practices) and is at prices and on terms less favorable to such Loan Party then could be obtained on an arm’s length basis from an unrelated third party, the excess value conferred by such Loan Party on such Foreign Subsidiary as a result thereof shall be treated as an investment in such Foreign Subsidiary for purposes of determining compliance with Section 6.04, (d) advances to employees permitted by Section 6.04, (e) any Restricted Payments permitted by Section 6.07, (f) fees, compensation and other benefits paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Loan Party in the ordinary course of business consistent with past practices and/or industry practices, (g) any employment agreement entered into by the Parent or any of the Subsidiaries in the ordinary course of business, (h) any Permitted Receivables Financing, (i) transactions and agreements in existence on the Restatement Effective Date and listed on Schedule 6.05 and, in each case, any amendment thereto that is not disadvantageous to the Lenders in any material respect, (j) transactions described in Schedule 6.04B and (k) transactions among the Parent, any Loan Party and any of the Subsidiaries, permitted by Section 6.03(a) (other than clause (iii) thereof, except transactions solely between Loan Parties or solely between Foreign Subsidiaries).
          SECTION 6.06. Restrictive Agreements. The Parent and the Borrower will not, and will not permit any other Subsidiary (other than a Receivables Subsidiary) to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur or permit to exist any Lien upon any of its property or assets to secure any of the Secured Obligations or any refinancing or replacement thereof, or (b) the ability of any Subsidiary (other than the Borrower) to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Parent or any other Loan Party or to Guarantee Indebtedness of the Parent or any other Loan Party; provided, that (i) the foregoing shall not apply to restrictions and conditions imposed by law or any Loan Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the Restatement Effective Date in the Term Loan Agreement or the Existing Senior Notes Indentures or identified on Schedule 6.06 or to any extension or renewal thereof, or any amendment or modification thereto that does not expand the scope of any such restriction or condition, (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.
          SECTION 6.07. Restricted Payments; Certain Payments of Indebtedness. (a) Neither the Parent nor the Borrower will, nor will they permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Parent may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests permitted hereunder, (ii) any Subsidiary may declare and pay dividends or make other distributions with respect to its Equity Interests, ratably to the holders of such Equity Interests, (iii) the Parent may repurchase its Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options, (iv) the Parent may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Parent in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Parent, (v) the Parent or the Borrower may, in the ordinary course of business and consistent with past practices, repurchase, retire or otherwise acquire for value Equity Interests (including any restricted stock or restricted stock units) held by any present, future or former employee, director, officer or consultant (or any Affiliate, spouse, former spouse, other immediate family member, successor, executor, administrator, heir, legatee or distributee of any of the foregoing) of the Parent or any of its Subsidiaries pursuant to any employee, management or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee, director, officer or consultant of the Parent or any Subsidiary, (vi) the Borrower may make Restricted Payments to the Parent the proceeds of which shall be used to pay customary salary, bonus and other benefits payable to officers, and (vii) the Parent may make Restricted Payments in cash if at the time thereof and after giving effect thereto (A) no Default shall have occurred and be continuing and (B) the aggregate amount of all such Restricted Payments made on or after the Restatement Effective Date shall not exceed (1) $4,000,000, for the period commencing on the Restatement Effective Date and ending on December 31, 2008, or $10,000,000 during any fiscal year occurring thereafter; provided that if the aggregate amount of all such Restricted Payments made during such period or fiscal year, as the case may be, commencing with the period ending December 31, 2008, or any fiscal year thereafter, is less than $4,000,000 or $10,000,000, respectively, the amount of the difference between the aggregate amount of such Restricted Payments and $4,000,000 or $10,000,000, as the case may be, may be carried forward to the next succeeding fiscal year and the aggregate amount of all such Restricted Payments permitted in such succeeding fiscal year shall be increased by the amount of such difference plus (2) if positive, the Cumulative Income Amount.

     (b) Neither the Parent nor the Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any voluntary payment or other distribution (whether in cash, securities or other property) of or in respect of any Restricted Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt, except:
     (i) any refinancing of Restricted Debt with Permitted Refinancing Indebtedness;
     (ii) regularly scheduled payments of principal or interest; and
     (iii) payments treated as Restricted Payments for purposes of clause (v) of paragraph (a) above and permitted thereunder at the time.
          SECTION 6.08. Amendment of Material Documents. Neither the Parent nor the Borrower will, nor will they permit any Subsidiary to, amend, modify or waive any of its rights under any agreements or instruments governing or evidencing any Existing Debt Securities in a manner that would be adverse in any material respect to the interests of the Lenders.
          SECTION 6.09. Secured Leverage Ratio. The Parent will not permit the Secured Leverage Ratio as of the end of any fiscal quarter set forth below to exceed the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter End	Secured Leverage
Date	Ratio
September 30, 2008	2.75:1.00
December 31, 2008	2.50:1.00
March 31, 2009	3.00:1.00
June 30, 2009	3.50:1.00
September 30, 2009	3.00:1.00
December 31, 2009	2.75:1.00
March 31, 2010	2.75:1.00
June 30, 2010	2.75:1.00
September 30, 2010	2.75:1.00
December 31, 2010 (and thereafter)	2.25:1.00

          SECTION 6.10. Cash Interest Expense Coverage Ratio. The Parent will not permit the Cash Interest Expense Coverage Ratio for any period of four consecutive fiscal quarters ending on any date set forth below to exceed the ratio set forth below with respect to such date:

Fiscal Quarter End	Cash Interest Expense
Date	Coverage Ratio
September 30, 2008	2.50:1.00
December 31, 2008	2.50:1.00
March 31, 2009	2.25:1.00
June 30, 2009	1.75:1.00
September 30, 2009	2.00:1.00
December 31, 2009	2.25:1.00
March 31, 2010	2.25:1.00
June 30, 2010	2.25:1.00
September 30, 2010	2.25:1.00
December 31, 2010 (and thereafter)	3.00:1.00
          SECTION 6.11. Lien Basket Amount. The Parent and the Borrower will not, and will not permit any other Subsidiary to, create, incur, assume or permit to exist any Indebtedness secured by a Lien (other than the Secured Obligations) on any Restricted Property that would utilize any of the Lien Basket Amount under the Existing Senior Notes Indentures (that permits Liens on Restricted Property without equally and ratably securing the Existing Senior Notes).
          SECTION 6.12. Certain Asset Sales. If any “asset sale” is made by the Parent or any Subsidiary that, pursuant to the terms of any outstanding Disqualified Equity Interest of the Parent or any Subsidiary, would give the holders thereof the right to require the redemption or repurchase thereof except to the extent that the net proceeds of such “asset sale” are reinvested or applied to repay Indebtedness or specified categories of Indebtedness and/or reduce lending commitments in respect thereof, then the Parent or applicable Subsidiary shall either make such reinvestment or repayment and/or reduction of lending commitments (in compliance with this Agreement) as necessary so that such redemption or repurchase shall not be required.
ARTICLE VII
Events of Default
          If any of the following events (“Events of Default”) shall occur:
     (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
     (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate or financial statement furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
     (d) the Parent or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in clause (d) of Section 5.01, in clause (a) of Section 5.02 or in Section 5.03 (with respect to the existence of the Parent or the Borrower) or 5.08 or in Article VI (other than Section 6.05);
     (e) (i) the Parent or the Borrower shall fail to observe or perform the covenant contained in clause (d) of Section 5.01 within one Business Day or (ii) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (d) or (e)(i) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
     (f) the Parent or any Subsidiary shall fail to make any payment of principal, interest or premium (regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable, and such failure shall continue after the expiration of the grace period (if any) for such failure specified in the agreement or instrument governing such Material Indebtedness;
     (g) [INTENTIONALLY OMITTED];
     (h) the Parent or any Subsidiary shall fail to observe or perform any term, covenant, condition or agreement (other than the failure to pay principal, interest or premiums) contained in any agreement or instrument evidencing or governing any Material Indebtedness, and such failure shall continue after the expiration of the grace period (if any) for such failure specified in the agreement or instrument governing such Material Indebtedness, if such failure enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;
     (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) liquidation, reorganization or other relief in respect of the Parent or any Subsidiary (other than an Excluded Subsidiary) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary (other than an Excluded Subsidiary) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (j) the Parent or any Subsidiary (other than an Excluded Subsidiary) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Subsidiary (other than an Excluded Subsidiary) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
     (k) the Parent or any Subsidiary (other than an Excluded Subsidiary) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (l) one or more judgments for the payment of money in an aggregate amount in excess of $35,000,000 (to the extent such amount is not either (i) covered by insurance and the applicable insurer has acknowledged liability or has been notified and is not disputing coverage or (ii) required to be indemnified by another Person that is reasonably likely to be able to satisfy its indemnity obligation (other than the Parent or a Subsidiary) and such Person has acknowledged such obligation or has been notified and is not disputing such obligation) shall be rendered against the Parent, any Subsidiary or any combination thereof and the same shall remain undischarged and unsatisfied for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent or any Subsidiary to enforce any such judgment;
     (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
     (n) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on Collateral having a fair value exceeding $10,000,000, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Collateral Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement, (iii) as a result of the Collateral Agent’s failure to take any action required in order to create or perfect any such Lien following notice from the Borrower that such action is required or (iv) as a result of the Collateral Agent’s release of any such Lien that it is not authorized to release pursuant to the Loan Documents; or
     (o) a Change in Control shall occur;
then, and in every such event (other than an event with respect to the Parent or the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Parent or the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.
ARTICLE VIII
The Administrative Agent
          Each of the Lenders and the Issuing Banks hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, the Guarantee Agreement, the Security Documents, any related agreement or any document furnished hereunder or thereunder.
          The parties hereto acknowledge that the Arrangers (in their capacity as such) do not have any duties or responsibilities under any of the Loan Documents and will not be subject to liability thereunder to any of the Loan Parties for any reason.
          No Secured Party shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Revolving Loan Document Obligations (as defined in the Collateral Agreement) as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Lenders at such sale or other disposition.
     The Collateral Agent shall be entitled to the benefits of this Article on the same basis as if named herein as the Administrative Agent, and also shall be entitled to the exculpatory provisions and rights set forth in the Collateral Agreement and other Security Documents. The rights of the Collateral Agent under the Loan Documents may not be amended or modified in a manner adverse to the Collateral Agent without its prior written consent.
ARTICLE IX
Miscellaneous
          SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (i) if to the Parent or the Borrower, to it at One Dauch Drive, Detroit, Michigan 48211, Attention of the Chief Financial Officer (Telecopy No. 313-758-4238) with a copy to the Treasurer (Telecopy No. 313-758-3936) and the General Counsel (Telecopy No. 313-758-3897);
     (ii) if to the Administrative Agent or Collateral Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, 111 Fannin -10th Floor, Houston, TX 77002, Attention of Clifford Trappani (Telecopy No. 713-750-2938), with a copy to JPMorgan Chase Bank, 270 Park Avenue — 4th Floor, NY 10017, Attention of Richard Duker (Telecopy No. 212-270-5127);
     (iii) if to JPMorgan Chase Bank in its capacity as Issuing Bank, to it at JPMorgan Chase Bank, Standby Letter of Credit Department — 4th Floor, 10420 Highland Manor Drive, Tampa, FL 33610, Attention of James Alonzo (Telecopy No. 813-432-5161);
     (iv) if to Bank of America, N.A. in its capacity as a Swingline Lender, to it at Bank of America, Dallas Servicing Team II, Bank of America Plaza, 901 Main St., Dallas, TX 75202, Attention of Candice Windom (Telecopy No. 214-290-9445); and
     (v) if to any other Lender, Issuing Bank or Swingline Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent, the Collateral Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
          (c) Any party hereto may change its address or telecopy number or the contact person for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
          SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Parent, the Borrower and the Required Lenders or by the Parent, the Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is a party thereto with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or (vi) release the Parent or any Material Subsidiary from its Guarantee under the Guarantee Agreement, or limit its liability in respect of such Guarantee, without the written consent of each Lender; provided further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be.
          SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent and the Collateral Agent (and any local counsel that either such Agent determines to be appropriate in connection with matters affected by laws other than those of the State of New York), in connection with the Restatement Transactions, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
          (b) The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Restatement Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Parent or any of the Subsidiaries, or any Environmental Liability related in any way to the Parent or any of the Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its directors, trustees, officers or employees.
          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees (but without limiting the obligation of the Borrower to pay such amount) to pay to the Administrative Agent, the Collateral Agent, the applicable Issuing Bank or the Swingline Lender, as the case may be, such Lender’s pro rata share (determined based upon their share of the combined Applicable Class A Percentages and Applicable Class B Percentages as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the applicable Issuing Bank or the Swingline Lender in its capacity as such.
          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, the Loan Documents or any agreement or instrument contemplated thereby, the Restatement Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.
          (e) All amounts due under this Section shall be payable promptly after written demand therefor.
          SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:
     (A) the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under clause (a), (b), (i) or (j) of Article VII has occurred and is continuing, any other assignee;
     (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of a Commitment to an assignee that is a Lender with a Commitment immediately prior to giving effect to such assignment; and
     (C) the Swingline Lender and each Issuing Bank.
     (ii) assignments shall be subject to the following additional conditions:

     (A) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default under clause (a), (b), (i) or (j) of Article VII has occurred and is continuing;
     (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement in respect of the applicable Class;
     (C) the parties to each assignment shall execute and deliver to the Administrative Agent (and, in the case of an assignment requiring the consent of the Borrower pursuant to subparagraph (b)(i)(A) of this Section 9.04, the Borrower) an Assignment and Assumption, and shall pay to the Administrative Agent a processing and recordation fee of $3,500;
     (D) the Administrative Agent shall notify the Borrower of each assignment of which the Administrative Agent becomes aware; provided that the failure of the Administrative Agent to provide such notice shall in no way affect any of the rights or obligations of the Administrative Agent under this Agreement or otherwise subject the Administrative Agent to any liability;
     (E) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
     (F) whether or not an Event of Default has occurred, no assignment shall be made to a Person (without the written consent of the Borrower and the Administrative Agent, which consent may be withheld in the Borrower’s and the Administrative Agent’s sole discretion) if such Person would be a Fee Receiver that is not a Permitted Fee Receiver.
          For purposes of this Section 9.04(b), the term “Approved Fund” has the following meaning:
          “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.
          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Parent, the Borrower, the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent, the Borrower, any Issuing Bank, any Lender and their respective representatives (including counsel and accountants), at any reasonable time and from time to time upon reasonable prior notice.
          (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
          (c) (i)Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities (other than any Person that would be a Fee Receiver that is not a Permitted Fee Receiver, unless such Fee Receiver receives written consent of the Borrower and the Administrative Agent (which consent may be withheld in the Borrower’s and the Administrative Agent’s sole discretion)) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Lender shall deliver to the Administrative Agent and the Borrower (in such number of copies as shall be requested by the recipient) duly signed completed copies of Internal Revenue Service Form W-8IMY (or any successor thereto), together with any information statements of exemption required under the Code for each Participant and (D) the Loan Parties, the Administrative Agent, the Collateral Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 2.16(h) with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement.
          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Parent and Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.
          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the Amendment and Restatement Agreement, the Guarantee Agreement, the Security Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, the Collateral Agent or any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in the Amendment and Restatement Agreement, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
          SECTION 9.08. Right of Setoff. Upon the occurrence and during the continuance of an Event of Default, and provided that the Loans shall have become or shall have been declared due and payable pursuant to the provisions of Article VII, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Parent or the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Any such deposits and obligations may be combined in such setoff and application, regardless of the currency in which such deposits and obligations are denominated. Each Lender agrees to promptly notify the Parent and the Borrower after any such set-off and application; provided, that the failure of any Lender to so notify the Parent and the Borrower shall not affect the validity of any such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each of the Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

          (c) Each of the Parent and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
          SECTION 9.11. Judgment Currency. The obligations hereunder of the Borrower to make payments in Dollars or in an Alternative Currency, as the case may be (the “Obligation Currency”), shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Parent, the Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being thereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Currency Equivalent of such amount, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).
          (a) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Parent or the Borrower, as the case may be, covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
          (b) For purposes of determining the Currency Equivalent under this Section 9.11, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
          SECTION 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
          SECTION 9.13. Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Parent or the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent or the Borrower. For the purposes of this Section, “Information” means all information received from the Parent or the Borrower relating to the Parent or the Borrower or their respective businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent or the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
          SECTION 9.14. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the Maximum Rate.
          SECTION 9.15. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA PATRIOT Act it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with such Act.
          SECTION 9.16. Non-Public Information. Each Lender acknowledges that all information furnished to it pursuant to this Agreement by or on behalf of the Parent or the Borrower and relating to the Parent, the Borrower, the other Subsidiaries or their businesses may include material non-public information concerning the Parent, the Borrower and the other Subsidiaries and their securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with such procedures and applicable law, including Federal, state and foreign securities laws.
          All such information, including requests for waivers and amendments, furnished by the Parent, the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level information, which may contain material non-public information concerning the Parent, the Borrower and the other Subsidiaries and their securities. Accordingly, each Lender represents to the Parent, the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws.